As filed with the Securities and Exchange Commission on September  27, 2007.

Registration No. _________

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________________

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

        Midwest Bancshares, Inc.

(Exact name of registrant as specified in its charter)

OHIO	6022	74-3232312
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

101 East A Street

Wellston, Ohio 45692

                            (740) 384-2146

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Eric Emmert

Midwest Bancshares, Inc.

101 East A Street

Wellston, Ohio 45692

                            (740) 384-2146

(Address, including zip Code, and telephone number,

including area code, of agent for service)

Copies to:

Michael G. Dailey, Esq. Dinsmore & Shohl LLP 255 E. Fifth Street, Suite 1900 Cincinnati, Ohio 45202

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement has become effective and all other conditions to the consummation of the transactions have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate price	Amount of registration fee (2)
Common stock, without par value	200,000	$57.27	$11,454,000	$351.64

______________________________

(1)

The transaction to be registered on this Registration Statement on Form S-4 is the issuance of shares of common stock without par value of Midwest Bancshares, Inc. to the existing shareholders of The First National Bank of Wellston (“FNB Wellston”)  pursuant to the reorganization of FNB Wellston pursuant to an Agreement and Plan of Reorganization.  As a result of the reorganization, each shareholder of FNB Wellston will receive one (1) share of Midwest Bancshares, Inc. common in exchange for each share of FNB Wellston common.  Although there are transactions in the common shares of FNB Wellston from time to time, trading has been extremely limited.  As of August 31, 2007, the estimated book value of FNB Wellston common was approximately $57.27 per share.  Since one (1) share of Midwest Bancshares, Inc. common is to be issued for each of the presently outstanding shares of FNB Wellston common, the per share book value of FNB Wellston, or $57.27 per share, is the amount on which the above registration fee is based.

(2)

On September 20, 2007, Midwest Bancshares, Inc.'s agent instructed its bank to wire the registration fee of $351.64 to Mellon Bank in Pittsburgh, Pennsylvania in connection with the filing by Registrant on September 21, 2007 of a Registration Statement on Form S-4, File No. 333-146243, which Registration Statement was withdrawn on September 27, 2007.  In accordance with Rule 457(p) under the Securities Act of 1933, Registrant requests the registration fee paid in connection with the withdrawn Registration Statement be offset against the registration fee due on this Registration Statement.  The registration fee was payable to the United States Securities and Exchange Commission.

This Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933.

The First National Bank of Wellston

101 East A Street

Wellston, Ohio 45692

(740) 384-2146

______________________________________________

Notice of Special Meeting of Shareholders

To Be Held on __________,  2007

The First National Bank of Wellston is providing to its shareholders this notice that a Special Meeting of Shareholders of The First National Bank of Wellston will be held on  _____________, 2007 at _______ __.m., Eastern Time, at the main office of The First National Bank of Wellston, located at 101 East A Street, Wellston, Ohio 45692, for the following purposes:

1.

To consider and act upon a proposal for the reorganization of The First National Bank of Wellston into a one-bank holding company structure, all as described in the accompanying Proxy Statement/Prospectus; and

2.

To transact such other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

The Board of Directors of The First National Bank of Wellston has unanimously approved the foregoing reorganization proposal and recommends its approval by the shareholders.

The Board of Directors of The First National Bank of Wellston has established __________, 2007, as the record date for purposes of determining the shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

A proxy card for the special meeting is enclosed.

Your vote is important.  Even if you plan to attend the special meeting, please complete, sign and return the proxy card in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors,

Wellston, Ohio

______________, 2007

Eric Emmert, President

PROXY STATEMENT/PROSPECTUS

MIDWEST BANCSHARES, INC.

200,000 COMMON SHARES

OF MIDWEST BANCSHARES, INC.

TO BE ISSUED IN CONNECTION WITH THE REORGANIZATION OF

THE FIRST NATIONAL BANK OF WELLSTON INTO

A HOLDING COMPANY STRUCTURE

This Proxy Statement/Prospectus constitutes the Proxy Statement of The First National Bank of Wellston (“FNB Wellston”) with respect to a special meeting of its shareholders to be held on Wednesday, the 31st of October, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Proxy Statement/Prospectus is truthful or complete.

The securities offered hereby are not listed on any national securities exchange or the NASDAQ Stock Market.

The approval of the Office of the Comptroller of the Currency reflects only its view that the transaction does not contravene applicable competitive standards imposed by law, and that the transaction is consistent with regulatory policies relating to safety and soundness.  The approval of the Office of the Comptroller is not an opinion by Office of the Comptroller of the Currency that the proposed transaction is favorable to the shareholders from a financial point of view or that the Office of the Comptroller of the Currency has considered the adequacy of the terms of the transaction.  The approval of the Office of the Comptroller of the Currency is not an endorsement or recommendation of the reorganization.

The securities being offered through this document are not savings or deposit accounts or other obligations of any bank or savings association, and they are not issued by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

The date of this Proxy Statement/Prospectus is _____________, 2007.

We have not authorized anyone to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if you have received information or representations, they must not be relied upon as having been authorized by FNB Wellston or Midwest Bancshares, Inc.

This Proxy Statement/Prospectus does not constitute an offering within any jurisdiction to any person to whom it is unlawful to make such offer within such jurisdiction.

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

1

SUMMARY

4

Description of FNB Wellston, its Properties and Other Information

4

Description of Midwest Bancshares, Inc.

4

Regulatory Approvals Necessary to Complete the Reorganization

5

Voting and Revocation of Proxies

6

DESCRIPTION OF THE TRANSACTION-FORMATION OF A ONE-BANK HOLDING COMPANY

6

Meeting to Approve Reorganization

6

How the Reorganization Will Be Effected

7

Summary of the Agreements Necessary to Effect the Reorganization

7

Expenses of Conversion

7

Rights of Dissenting Shareholders

8

Conditions of the Reorganization

9

Conversion of Shares and Exchange of Certificates

9

Material Federal Income Tax Consequences of the Reorganization

10

State Dividend Income Taxes for Ohio Shareholders

10

DESCRIPTION OF FNB WELLSTON COMMON STOCK AND MIDWEST BANCSHARES, INC. COMMON STOCK  11

Description of Stock and the Differences between

     Federal and State Laws Pertaining to the Stock

11

Dividends

11

Preemptive Rights

12

Cumulative Voting

12

Par Value

12

INFORMATION CONCERNING MIDWEST BANCSHARES, INC.

13

Information About the Bank Holding Company

13

Supervision and Regulation of the Holding Company

13

INFORMATION CONCERNING FNB WELLSTON

15

Information About the Bank

15

Selected Financial Data

15

Management’s Discussion and Analysis of Financial Condition and Results of Operations

15

MANAGEMENT .

18

Directors and Executive Officers

18

CERTAIN BENEFICIAL OWNERS

20

COMMON STOCK MARKET INFORMATION

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

21

LEGAL MATTERS

21

OTHER BUSINESS

21

INDEX TO FINANCIAL STATEMENTS

22

Appendices

Agreement and Plan of Reorganization

Appendix A

Articles of Incorporation of Midwest Bancshares, Inc.

Appendix B-1

Proposed Amended and Restated Articles of Incorporation of Midwest Bancshares, Inc.

Appendix B-2

Regulations of Midwest Bancshares, Inc.

Appendix C

12 U.S.C. Section 215a

Appendix D

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

1.

Question:

Why is FNB Wellston restructuring itself into a holding company system?

Answer:

By reorganizing, FNB Wellston, whose activities currently are governed by the National Bank Act, can take advantage of a holding company structure.  The activities of the holding company will be governed by Ohio General Corporation Law and The Bank Holding Company Act of 1956.  A bank holding company is a corporation that owns 25% or more of the voting securities of a bank.  A holding company corporate structure will enhance FNB Wellston's ability to compete under the laws and conditions prevailing in the banking field today.  As a result of the proposed holding company structure, FNB Wellston will have:

•

greater flexibility in carrying on FNB Wellston's business activity;

•

greater ability to respond to future needs and opportunities to expand the financial services currently offered and the market currently served;

•

greater opportunity for diversification, either through newly-formed subsidiaries or acquisition of established companies;

•

greater flexibility to meet future financing needs through issuance of additional common stock without regulatory approval; and

•

greater authority to redeem its shares, subject to regulatory limits, without prior regulatory approval.

2.

Question:

What are the differences between shareholders rights and protections under Ohio state law and federal banking law which we may see in the reorganization?

Answer:

Dividend policy under state law is more liberal than under federal banking law; cumulative voting rights under Ohio law are somewhat more restrictive than those under federal banking law and an Ohio corporation, unlike a national bank, can issue no par value stock, can repurchase its shares to hold as treasury shares and can impose supermajority voting requirements in certain situations.  See the Section titled "Description of FNB Wellston Common Stock and Midwest Bancshares Common Stock" for more detail.

3.

Question:

Will I notice any change in the business/operations or management of FNB Wellston?

Answer:

No.  After the consummation of the transaction, FNB Wellston will continue to operate as before and there will be no change in its business or operations.  Additionally, the Board of Directors and management of FNB Wellston after the transaction will be the same as prior to the reorganization.

4.

Question:

Is FNB Wellston being sold?

Answer:

No.  FNB Wellston is not being sold.  It simply is reorganizing into a holding company structure, with the end result being that the operating bank will be a wholly-owned subsidiary of a new holding company, Midwest Bancshares, Inc.  All of the shareholders of FNB Wellston, unless they exercise dissenters' rights, will become shareholders of Midwest Bancshares, Inc., which in turn will own FNB Wellston.

5.

Question:

Will my stock ownership change?

Answer:

No.  After the reorganization, you will own the same percentage of Midwest Bancshares, Inc. as you owned of FNB Wellston prior to the transaction.  Each share of FNB Wellston stock outstanding will be exchanged for one (1) share of Midwest Bancshares, Inc. stock.  For example, if you currently hold 1000 shares of FNB Wellston, you will hold 1,000 shares of Midwest Bancshares, Inc. following the reorganization.

6.

Question:

What, if anything, will I as a shareholder be required to do?

Answer:

You will not be required to do anything in connection with the reorganization, but the Board of Directors urges you to complete the proxy for the special meeting of shareholders provided with this Proxy Statement/Prospectus, sign it and return it to FNB Wellston in the envelope provided.  The Board of Directors of FNB Wellston has recommended that the shareholders vote upon the reorganization and the Board is providing this Proxy Statement/Prospectus to the shareholders to obtain their vote.  The Board of Directors recommends a vote FOR the proposed reorganization.

There are, however, some actions you can take that will make the implementation of the reorganization go more smoothly.  First, FNB Wellston asks that you return your proxy card, appropriately completed, so that it can have as many responses as possible in advance of the date of the Special Meeting.  This small effort on your part will make the determination of the voting results much easier.

Second, if the shareholders approve the transaction, and FNB Wellston and Midwest Bancshares, Inc. consummate the transaction, each share of FNB Wellston’s stock will automatically be converted into one share of Midwest Bancshares, Inc.  However, Midwest Bancshares, Inc. will ask you to return your certificates for FNB Wellston common stock to Midwest Bancshares, Inc. in order to receive certificates representing Midwest Bancshares, Inc. common stock in exchange for your FNB Wellston shares.  Please do not return your stock certificates until you are instructed by FNB Wellston to do so.

7.

Question:

Will I have to pay extra taxes as a result of the transaction?

Answer:

No.  You will incur no additional taxes as a result of this transaction.  You will recognize no gain or loss upon the exchange of your shares for shares of Midwest Bancshares, and the tax basis of the shares of Midwest Bancshares common stock received by you will be the same as the tax basis of FNB Wellston common stock that you surrendered.

8.

Question:

If I disagree with the transaction, what are my rights?

Answer:

If you disagree with the transaction, you can become a dissenting shareholder and have the right to be paid in cash the value of your shares (as of the time the reorganization becomes effective), when the reorganization is consummated, if you comply with the following conditions:

(1)

you must vote against approval of the reorganization at the Special Meeting or give written notice to FNB Wellston at or prior to the Special Meeting that you dissent from the proposed reorganization, which notice shall be addressed to Eric Emmert, President,  The First National Bank of Wellston, 100 East A Street, Wellston, Ohio  45692; and

(2)

you must at any time before 30 days after consummation of the reorganization:

(a)

make a written request for payment of the cash value of such shares to FNB Wellston; and

(b)

surrender your certificates representing such shares.

The value of your shares will be ascertained, as of the effective date of the transaction, by an appraisal, which is further explained in the Proxy Statement/Prospectus.  See the section entitled “Rights of Dissenting Shareholders” in the Proxy Statement/Prospectus for more detail.

SUMMARY

Board of Directors Recommendation and Shareholder Vote Required

FNB Wellston Board of Directors has determined that, due to the greater business flexibility of a one-bank holding company system, it is desirable for FNB Wellston to reorganize to become a wholly-owned subsidiary of a bank holding company.  Accordingly, the Board directed the formation of Midwest Bancshares, Inc.  The Board also approved the terms of the Agreement and Plan of Reorganization, which is a necessary document to effect the reorganization, and directed that the reorganization be presented to FNB Wellston shareholders for their consideration and approval.  At the Special Meeting, it will take the affirmative vote of two-thirds (2/3) of the outstanding shares of FNB Wellston to adopt the reorganization.

Description of FNB Wellston, its Properties and Other Information

FNB Wellston is a national banking association which was organized in 1906 and has been in continuous operation since that date.  It is engaged in the general commercial banking business through its main office and one branch office located in Jackson, Ohio.  The address of FNB Wellston's principal office is 101 East A Street, Wellston, Ohio  45692.

FNB Wellston, as a national bank, is regulated by the Office of the Comptroller of the Currency under the National Banking Laws which are found in Title 12 of the United States Code.  FNB Wellston engages in banking activities permitted under the law for a national bank.  Among the services provided are checking, savings, certificates of deposit and individual retirement accounts.  In addition, FNB Wellston provides a full range of loan and credit services to its customers, including real estate loans, personal loans and commercial loans.  The bank also provides services such as automated teller machines, credit and debit cards, telephonic banking, wire transfer and direct deposit.

Description of Midwest Bancshares, Inc.

Midwest Bancshares, Inc. is a proposed bank holding company which was organized on June 14, 2007 to facilitate the corporate reorganization of FNB Wellston by establishing it as a subsidiary of a bank holding company.  When this transaction is complete, Midwest Bancshares, Inc. will be the sole shareholder of FNB Wellston.  Midwest Bancshares, Inc. has not conducted any business, and, until the reorganization becomes effective, it will not conduct any business.  The business of the holding company will be conducted from the principal office of FNB Wellston.

If the reorganization is approved by FNB Wellston's shareholders at the special meeting of shareholders, and assuming the timely receipt of the appropriate regulatory approvals, it is expected that the conversion will be legally consummated in the fourth quarter of 2007.  The affirmative vote of the holders of at least two-thirds of FNB Wellston common stock, or 133,333 shares, is necessary to approve the reorganization and adopt the Agreement and Plan of Reorganization.

Regulatory Approvals Necessary to Complete the Reorganization

Midwest Bancshares, Inc. must be approved for formation as a bank holding company by the Board of Governors of the Federal Reserve System, which regulates bank holding companies.  In addition, the reorganization must be approved by the Comptroller of the Currency, the agency of the federal government which regulates national banks.  FNB Wellston and Midwest Bancshares, Inc. will apply to both agencies for approval to consummate the holding company conversion.

Voting and Revocation of Proxies

The Board of Directors will vote all of the proxies received as directed by the shareholders.  If signed and unvoted ballots are received, FNB Wellston will vote them in favor of the resolution proposing the reorganization.  Each person granting a proxy may revoke it at any time before it is voted by giving notice to FNB Wellston in writing or in open meeting or by submitting a subsequently dated proxy.

[THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

DESCRIPTION OF THE TRANSACTION - FORMATION OF

A ONE-BANK HOLDING COMPANY

Meeting to Approve Reorganization

At the Special Meeting to be held on October 31, 2007, the following proposed resolution regarding the reorganization of FNB Wellston into a holding company structure will be submitted for adoption by its shareholders.  The affirmative vote of the holders of at least two-thirds of FNB Wellston's common stock issued and outstanding on September 28, 2007, the record date for the Special Meeting, is required to approve and adopt the reorganization and the agreements which will effect the reorganization of FNB Wellston into a holding company structure.

Each of the 200,000 shares of FNB Wellston common stock outstanding on September 28, 2007, the record date for the meeting, is entitled to one vote on all matters coming before the meeting.  Only shareholders of record on the books of FNB Wellston at the close of business on the record date will be entitled to vote at the meeting, either in person or by proxy.  If you did not own shares of FNB Wellston common stock on September 28, 2007, you will not be eligible to vote on this matter.

The shares represented by all properly executed proxies that are sent to FNB Wellston will be voted as designated.  Each properly executed proxy that does not contain a designated vote will be voted “For” the proposed reorganization.  Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of FNB Wellston who will receive no compensation in addition to their regular salaries for soliciting. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock and FNB Wellston may reimburse them for their expenses.  The cost of preparing, assembling and mailing this Proxy Statement/Prospectus, the notice of meeting, and proxy, and any other costs of soliciting proxies, will be paid by FNB Wellston.

The Board of Directors has declared the advisability of the adoption of the following resolution and recommends a vote FOR the resolution.

The resolution states:

“RESOLVED, That FNB Wellston reorganize into a bank holding company structure as described in the Proxy Statement/Prospectus and the Appendices attached to the Proxy Statement/Prospectus that FNB Wellston sent to the shareholders.”

How the Reorganization Will Be Effected

Each share of common stock of FNB Wellston will be converted through the reorganization into one (1) share of common stock of Midwest Bancshares, Inc. and all shareholders of FNB Wellston will become shareholders of Midwest Bancshares, Inc., retaining the same percentage ownership of Midwest Bancshares, Inc. as he or she held in FNB Wellston.  Following the reorganization, FNB Wellston's business will continue unchanged with the same management and employees.

Summary of the Agreement Necessary to Effect the Reorganization

The proposed reorganization into a holding company structure will be effected through a reorganization of FNB Wellston pursuant to Section 215a-2 of Title 12 of the United States Code, and the regulations promulgated thereunder.  The agreement necessary to effect the reorganization is the Agreement and Plan of Reorganization, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated into it.  The following paragraphs provide a summary of the material aspects of this agreement.  However, for more complete information, reference is made to the agreement attached to this Proxy Statement/Prospectus attached as Appendix A as well as to Appendices B-1, B-2 and C containing the Articles of Incorporation, proposed Amended and Restated Articles of Incorporation and Regulations of Midwest Bancshares, Inc.

FNB Wellston and Midwest Bancshares, Inc. have entered into the Agreement and Plan of Reorganization which sets forth the terms and conditions of FNB Wellston's conversion to a holding company structure.  Under this agreement, each outstanding share of FNB Wellston common stock will be converted into one (1) share of Midwest Bancshares, Inc. common stock without par value.  Consequently, the shareholders of FNB Wellston and their percentage of share ownership, immediately prior to the consummation of the reorganization will be identical to those of Midwest Bancshares, Inc. immediately after consummation of the reorganization.  A maximum of 200,000 shares of Midwest Bancshares, Inc. common stock will be issued pursuant to the reorganization.

The business of FNB Wellston after the reorganization will be identical to that of FNB Wellston prior to the reorganization and will be conducted with the same offices, properties and personnel as that of FNB Wellston.  FNB Wellston will have the same directors and officers as it did prior to the reorganization.  FNB Wellston will continue to be subject to regulation by the Office of the Comptroller of the Currency, and deposits in the bank will continue to be insured by the Federal Deposit Insurance Corporation.

Expenses of Conversion

The expenses of the reorganization are estimated to be as follows:

Legal Expenses

$25,000

Accounting and Financial Advisory Expenses

$  5,000

Application and Related Fees for the Securities and

  Exchange Commission and Approval by

  Regulatory Authorities

$  2,000

Miscellaneous Expenses, including Blue Sky fees

$  8,000

______

Total Estimated Expenses

$40,000

======

The expenses related to the reorganization will be paid by FNB Wellston.

No commissions of any kind and no remuneration to directors, other than customary fees for attending meetings, will be paid as a result of the conversion.

Rights of Dissenting Shareholders

Pursuant to the provisions of Section 215a of Title 12 of the United States Code, a copy of which is attached hereto as Appendix B, you, as a shareholder of FNB Wellston, have the right to be paid in cash the value of your shares (as of the time the reorganization becomes effective), if and when the reorganization is consummated, only upon compliance with the following conditions:

(1)

You must vote against approval of the reorganization at the Special Meeting of FNB Wellston shareholders or give written notice to FNB Wellston at or prior to the Special Meeting that you dissent from the proposed reorganization, which notice shall be addressed to Eric Emmert, President,  The First National Bank of Wellston, 101 East A Street, Wellston, Ohio  45692;

(2)

You must at any time before 30 days after consummation of the reorganization make a written request for payment of the cash value of such shares to FNB Wellston; and

(3)

The written request described in (2) shall be accompanied by your surrender of the certificate(s) representing such shares.  Failure to comply with any of the foregoing conditions may result in your loss of the rights described in this Proxy Statement/Prospectus.

The value of the shares of any dissenting shareholder will be ascertained, as of the effective date of the reorganization, by an appraisal made by a committee of three persons, composed of one selected by the vote of the holders of a majority of the stock, the owners of which are entitled to payment in cash; one selected by the directors of the receiving association, i.e., FNB Wellston; and one selected by the two so selected.  The valuation agreed upon by any two of the three appraisers shall govern.  If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his or her shares, appeal to the Comptroller of the Currency (“Comptroller”), who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of such shareholder.

If, within ninety days from the date of consummation of the reorganization, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller, upon written request of any interested party, is required to cause an appraisal to be made which shall be final and binding on all parties.  The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, must be paid by the bank.  The value of the shares ascertained must be promptly paid to the dissenting shareholders.

The foregoing constitutes a description of the material rights of dissenting shareholders and does not purport to be a complete statement of such rights or the procedures to be followed by shareholders desiring to receive the value of their shares.  Each shareholder who may desire to receive the value of his or her shares should consult Section 215a of Title 12 of the United States Code and strictly adhere to all of the provisions thereof.  A copy of Section 215a of Title 12 of the United States Code is appended hereto as Appendix D, and the discussion herein concerning the rights of dissenting shareholders is qualified in its entirety by reference to Section 215a of Title 12 of the United States Code.

Conditions of the Reorganization

Under the Agreement and Plan of Reorganization, the consummation of the reorganization is conditioned, among other things, upon the following:

(a)

The Agreement and Plan of Reorganization shall have been duly adopted and approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of FNB Wellston common stock entitled to vote on the proposal.

(b)

Approval of the reorganization by the Comptroller of the Currency.

(c)

Approval of the Federal Reserve of Midwest Bancshares, Inc.'s application to become a Bank Holding Company under the Bank Holding Company Act of 1956.

(d)

Amendment to the Articles of Incorporation of Midwest Bancshares, Inc. to increase the authorized shares of common stock to 500,000.

Conversion of Shares and Exchange of Certificates

At the closing of the reorganization, each outstanding share of FNB Wellston common stock will automatically be converted into one (1) share of Midwest Bancshares, Inc. common stock.  After the reorganization is effected, you will be requested to return your certificates for FNB Wellston common stock to Midwest Bancshares, Inc. in order to receive certificates representing Midwest Bancshares, Inc. common stock in exchange for your shares.  In the event you are unable to produce a certificate(s) representing your shares of FNB Wellston common stock, you may instead deliver:

 (i)

evidence reasonably satisfactory to Midwest Bancshares, Inc. that such certificate(s) has been lost, mislaid, wrongfully taken or destroyed,

(ii)

such security or indemnity as reasonably may be requested by Midwest Bancshares, Inc. to hold it harmless, and

(iii)

evidence reasonably satisfactory to Midwest Bancshares, Inc. that you are the owner of the shares represented by the certificate or certificates claimed to be lost, mislaid, wrongfully taken or destroyed and that you are the person who had been entitled to present each such certificate and to receive Midwest Bancshares, Inc. common stock in exchange therefor pursuant to the Agreement and Plan of Reorganization.  If any certificate representing Midwest Bancshares, Inc. common stock is to be issued in a name other than that in which the certificate(s) for shares of FNB Wellston common stock surrendered for exchange is registered, the certificate(s) so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the person requesting such transfer must pay to Midwest Bancshares, Inc. or its transfer agent any applicable transfer or other taxes required by reason of the issuance of the certificate.

Even if you do not surrender your certificate(s) representing your common stock of FNB Wellston as requested (or fail to satisfy the requirements for lost, mislaid, wrongfully taken or destroyed certificates), your common stock in FNB Wellston and your certificates will be deemed for all purposes to be shares of Midwest Bancshares, Inc. and will represent the number of shares of common stock of Midwest Bancshares, Inc. into which your FNB Wellston common stock will have been converted.  Any dividends or other distributions payable to you with respect to your Midwest Bancshares, Inc. common stock will be held by Midwest Bancshares, Inc. until you have surrendered your FNB Wellston stock certificates (or satisfied the conditions for lost, mislaid, wrongfully taken or destroyed certificates), at which time they will be paid to you in full without interest.

Please do not return your FNB Wellston common stock certificates until you are specifically instructed to do so by Midwest Bancshares, Inc.  After the reorganization has been consummated, you will receive a letter containing all of the instructions for the exchange of your certificates.

Material Federal Income Tax Consequences of the Reorganization

The reorganization for federal tax purposes will result in the following tax effects:

1.

The proposed reorganization will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.  FNB Wellston and Midwest Bancshares, Inc. will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

2.

No gain or loss will be recognized by the shareholders of FNB Wellston upon the exchange of FNB Wellston common stock into Midwest Bancshares, Inc. common stock.

3.

The federal income tax basis of the shares of Midwest Bancshares, Inc. common stock received by the shareholders of FNB Wellston will be the same as the basis of FNB Wellston common stock surrendered therefor.

4.

The holding period of Midwest Bancshares, Inc. common stock received by the shareholders of FNB Wellston will include the period during which FNB Wellston common stock surrendered therefor was held, provided that FNB Wellston common stock was a capital asset in the hands of the shareholders of FNB Wellston on the date of the consummation of the transaction.

State Dividend Income Taxes for Ohio Shareholders

Dividends on shares of FNB Wellston common stock held by Ohio residents are currently subject to the Ohio income tax, and that dividends on shares of Midwest Bancshares common stock will also be subject to the same tax.

DESCRIPTION OF FNB WELLSTON COMMON STOCK

AND MIDWEST BANCSHARES COMMON STOCK

Description of Stock and the Differences between Federal and State Laws Pertaining to the Stock

FNB Wellston’s authorized capital stock consists of 200,000 shares of common stock, $2.50 par value per share of which all shares are presently outstanding.  Midwest Bancshares’s authorized capital stock consists of 1,500 shares of common stock without par value of which no shares are presently outstanding.  Prior to the consummation of the reorganization, the Board of Directors will cause Midwest Bancshares to file the Amended and Restated Articles of Incorporation, set forth in Appendix B-2, with the Ohio Secretary of State.  Among other things, the filing of the Amended and Restated Articles of Incorporation will increase the number of authorized shares of common stock to 500,000.

Because FNB Wellston is a national bank organized under federal law while Midwest Bancshares is a general business corporation formed under the corporate law of the State of Ohio, there will be certain differences in your respective rights as a shareholder, which are described below.  In addition, management has elected to take advantage of the greater flexibility of Ohio corporate law in comparison to that of the corporate law contained in the national bank law to provide additional features of corporate governance in the organizational documents of Midwest Bancshares, which are also discussed below.

Dividends

Under Ohio law, dividends may be declared by Midwest Bancshares and paid from the surplus of the corporation, provided that no dividend may be paid at any time the corporation is insolvent or there is reasonable ground to believe that by such payment it would be rendered insolvent.  Dividends which may be declared by FNB Wellston are governed by federal law which limits the amounts available for payment of dividends to net profits and, under certain circumstances, requires that a certain percentage of net profits must be transferred to surplus which is unavailable for the purpose of paying cash dividends.  The ability of the FNB Wellston to pay dividends to Midwest Bancshares following the reorganization will be governed by the same considerations which currently control the declaration of dividends by FNB Wellston.

Subject to the foregoing discussion and to the discretion of the Board of Directors, it is expected that cash dividends of Midwest Bancshares after consummation of the reorganization will be paid on approximately the same basis as FNB Wellston presently pays cash dividends.  Funds for the payment of dividends by Midwest Bancshares will initially be obtained solely from dividends paid to Midwest Bancshares by the FNB Wellston.

Following consummation of the reorganization, no shareholder whose shares of FNB Wellston common stock have been converted into shares of Midwest Bancshares common stock by reason of the reorganization will be entitled to receive any dividends or other distributions with respect to such Midwest Bancshares shares until his or her FNB Wellston stock certificates are exchanged for Midwest Bancshares stock certificates.  However, when the exchange of certificates is made, any dividends or other distributions withheld will be paid without interest.  Within a reasonable period of time after consummation of the reorganization, materials will be furnished to assist shareholders in effecting the exchange.

Preemptive Rights

The holders of FNB Wellston common stock presently do not have the preemptive rights. Preemptive rights grant shareholders the ability, in the event additional shares are to be sold, to purchase such number of additional shares in proportion to the number of shares then owned by them.  The holders of Midwest Bancshare's common stock will have preemptive rights.

Cumulative Voting

The holders of FNB Wellston presently have the right to cumulatively vote their shares in the election of directors of FNB Wellston.  Holders of Midwest Bancshare's common stock will not have the right to cumulatively vote their shares in the election of directors.

Par Value

The FNB Wellston common stock is par value stock and Midwest Bancshares common stock is no par value stock.  The par value of stock serves to fix a minimum subscription or original issue price for each share of par value stock.  The law of the state in which the national bank is located determines the attributes of par value stock issued by a national bank.  In the case of FNB Wellston, Ohio law provides that any consideration paid for non-treasury, original issue par value shares shall not be less than the par value of the shares, provided that such shares may be sold and paid for at such a discount from the par thereof as would amount to or not exceed reasonable compensation for the sale, underwriting or purchase of such shares.  Par value is also used to set the stated capital of a corporation.  The stated capital of a corporation with par value stock shall not be less than the par value of each class of its outstanding shares times the total number of shares of each class outstanding.  In FNB Wellston’ case, its stated capital cannot be less than $500,000 ($2.50 par value stock multiplied by 200,000 shares outstanding).  On the other hand, no par value stock may be issued by a corporation at any price, with no stated minimum subscription or issuance price.  A share of no par value stock does not purport to represent any stated proportionate interest in the capital of a corporation and the issuance of such shares does not in itself increase stated capital.

INFORMATION CONCERNING MIDWEST BANCSHARES

Information About the Bank Holding Company

Midwest Bancshares was incorporated under the laws of the State of Ohio on June 14, 2007, at the direction of FNB Wellston’s Board of Directors, to engage in the business of a bank holding company.  Immediately following the reorganization, Midwest Bancshares’s sole asset will be 100% of the outstanding capital stock of FNB Wellston.

As a bank holding company, Midwest Bancshares will have broader corporate powers than FNB Wellston.  Specifically, Midwest Bancshares may own the capital stock of banks located in Ohio and, under certain circumstances, in neighboring states; it may engage, either directly or through one or more nonbank subsidiaries, in certain nonbanking activities which are closely related to banking; and it may own up to 5% of the voting capital stock of any corporation, all subject to applicable law and regulatory provisions as described below.

Supervision and Regulation of the Holding Company

The following is a brief summary of certain general aspects of the governmental supervision and regulation of bank holding companies.  This summary does not purport to be comprehensive and is qualified in its entirety by reference to the actual laws and regulations pursuant to which such supervision and regulation is carried out.

Midwest Bancshares will be, if the reorganization is consummated, a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the “Act”).  As such, it will be registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and will be subject to regulation by that agency.  Midwest Bancshares will be required to file various reports with, and will be subject to examination by, the Federal Reserve.  Before Midwest Bancshares may become a bank holding company under the Act, it must submit an application to the Federal Reserve, and its application must be approved.  Approval of Midwest Bancshares’s application is a precondition to consummation of the reorganization.

The Act requires prior approval of the Federal Reserve before a bank holding company may acquire more than five percent of the voting stock or substantially all of the assets of any bank or merge or consolidate with any other bank holding company.  If the effect of a proposed acquisition, merger or consolidation may be substantially to lessen competition or tend to create a monopoly, the Federal Reserve cannot approve the acquisition unless it finds that the anti-competitive effects of the acquisition, merger or consolidation are clearly outweighed by the convenience and needs of the community to be served.  The Act also provides that the consummation of any acquisition, merger or consolidation must be delayed until 30 days following the approval of the Federal Reserve.  The Attorney General of the United States may, within this 30 day period, bring an action under federal anti-trust laws, in which case the effectiveness of such approval is stayed pending a final ruling of the courts.

Subject to certain exceptions, a bank holding company is also prohibited from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank and from engaging directly or indirectly in activities unrelated to banking or managing or controlling banks.  One of the exceptions to this prohibition permits activities by a bank holding company or its subsidiaries which the Federal Reserve has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.  In determining whether a particular activity is a proper incident to banking or managing or controlling banks, the Federal Reserve considers whether performance of the activity by an affiliate of a bank holding company can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration or unsound banking practices.  The Federal Reserve has adopted regulations prescribing those activities which it presently regards as permissible for bank holding companies and their subsidiaries.

The Act, the Federal Reserve Act and the Federal Deposit Insurance Act also subject bank holding companies and their subsidiaries to certain restrictions on any extensions of credit by subsidiary banks to the bank holding company or any of its subsidiaries, or investments in the stock or other securities thereof, and on the taking of such stocks or securities as collateral for loans to any borrower.  Further, under the Act and the regulations of the Federal Reserve, a bank holding company and its subsidiaries are effectively prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of any property or furnishing of services.

INFORMATION CONCERNING FNB WELLSTON

Information About the Bank

FNB Wellston  was organized as a national banking association in 1906 and has been in continuous operation since that date.  It is engaged in the general commercial banking business through its main banking office located in Wellston, Ohio and through its branch office located in Jackson, Ohio.  In addition, FNB Wellston provides normal retail banking services, including the acceptance of demand, savings, money market and time deposits and the making of various types of loans.  The address of the main office of FNB Wellston is 101 East A Street, Wellston, Ohio 45692; telephone (740) 384-2146.  No changes in control of FNB Wellston have occurred within the past 36 months.

FNB Wellston is not a party to any material pending legal proceedings in the conduct of their banking business or otherwise.

Selected Financial Data

The following selected financial data has been derived from financial statements for the twelve (12) months ended March 31, 2003, 2004, 2005, 2006 and 2007.  The information is based on financial statements provided by FNB Wellston management that contain all adjustments believed to be required to reflect financial condition and operating results fairly for the periods indicated.  This data should be read in conjunction with FNB Wellston’ financial statements and their related notes contained in this Proxy Statement/Prospectus (see “INDEX TO FINANCIAL STATEMENTS”).

	For the 12 Months Ended March 31,
	2003	2004	2005	2006	2007
	(In Thousands, Except Data Per Share)

Total Interest Income	$5,477	$5,150	$5,052	$5,328	$5,712
Net Interest Income	3,425	3,605	3,543	3,520	3,477
Provision For Loan Losses	120	142	150	180	180
Other Income	482	527	522	555	260
Other Expenses	2,516	2,757	2,854	2,915	2,900
Income Tax Expenses	333	295	228	226	132
Net Income	938	938	833	754	525

Data Per Share:
Net Income	$4.69	$4.69	$4.17	$3.77	$2.63
Cash Dividends	2.00	2.05	2.05	2.00	2.00
Book Value	49.95	52.59	54.68	56.45	57.07

Total Assets (in Thousands)	$81,653	$82,706	$84,478	$84,985	$87,228

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is presented to aid in understanding the financial condition and results of operations of FNB Wellston.  This discussion should be read in conjunction with the financial statements included in this Proxy Statement/Prospectus.  In addition to the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties.  FNB Wellston’s operations and actual results could differ significantly from those  discussed in the forward-looking statements.  Some of the factors that could cause or contribute to such differences include changes in the economy and interest rates in the nation and FNB Wellston' general market area.

Results of Operations.

The results of operation discussed below, unless otherwise specified, reflect results for the twelve month period ending March 31 for the respective years.

Net Income.  The Bank’s net income decreased by $229,000 for the 12 months ended in March 2007 to $525,000 or $2.63 per share compared to $754,000 or $3.77 per share in 2006.   Performance ratios for 2007 included a return on average assets of 0.61% and a return on equity of 4.59%.  For the fiscal year ended March 2006, return on average assets was 0.89% and return on equity was 6.71%

Net Interest Income.  Net interest income decreased $43,000 or 1.22%, from 2006 to 2007, as a result of interest income increasing $384,000, outpaced by an increase of $427,000 in interest expense.

Other Income.  Other income decreased by $295,000 to $260,000 in 2007 from $555,000 in 2006.  The decrease is due primarily to $286,000 decrease in gain on sale of other real estate owned.  In the 12 month period ending March 31 2007, FNB Wellston recognized a $275,000 loss on sale of real estate.

Other Expense.  Other expense decreased slightly from $2,915,000 to $2,900,000.  Other expense primarily represents overhead expense of FNB Wellston.  Management was able to hold flat the overall overhead expense of the bank during the 12 month period ending March 31, 2007.

Financial Condition

Total Assets.

Total assets increased $2,243,000 million, or 2.64%, from March 31, 2006 to March  31, 2007.  The most significant changes were a $4,146,000 increase in investment securities from $16,389,000 to $20,535,000, an $834,000 increase in loans from $59,369,000 to $60,203,000, a decrease of $2,262,000 decrease  in combined federal funds sold and cash deposits in other financial institutions from $5,592,000 to $3,330,000 and a decrease of $364,000 in other assets from $900,000 to $536,000.

Loans.  Real estate loans increased $1,255,000 between March 2006 and 2007 to $44,235,000.  Historically, real estate loans have been the largest category of loans of FNB Wellston, representing over 70% of the loan portfolio.  Loans to individuals (consumer loans) are the next largest category at 24%.  Loans to individuals decreased from $14,863,000 in March 2006 to $14,528,000 in March 2007.  FNB Wellston expects to continue its focus on serving its customer's needs by providing consumer related (residential real estate and loans to individuals) credit.

Deposits.  Total Deposits increased $2,091,000 at March 31, 2007 to $75,505,000 compared to $73,414,000 at March 31, 2006.  Interest-bearing deposits made up the significant majority of this increase.  Interest-bearing deposits grew by $2,019,000 to $69,165,000.  FNB Wellston’s strategy is to competitively price deposit products in the markets served with an emphasis on growing its lower-priced core deposits products.

Allowance for Loan Losses.  At March 31, 2007, the allowance for loan losses was $506,000 or .84% of total loans, compared to $385,000 or .65% of total loans at March 331, 2006.  In order to determine the adequacy of the allowance for loan losses, management takes into consideration historic charge-off percentages, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay.

Liquidity  is the ability to have funds available to meet the commitments of the Bank.  Asset liquidity is provided by cash and assets which are readily marketable or pledgeable or which will mature in the near future. Liquid assets include cash and deposits in banks, federal funds sold and securities available for sale. Liquidity is also provided by access to core funding sources, primarily core depositors in the bank’s trade area. The Bank does not solicit brokered deposits as a funding source.  The liquidity of the Bank is enhanced by the fact that 88% of total deposits at March 31, 2007 were "core" deposits. Core deposits, for this purpose, are defined as total deposits less certificates of deposit greater than $100,000.  Management closely monitors the level of liquid assets available to meet ongoing funding needs. It is management's intent to maintain adequate liquidity so that sufficient funds are readily available at a reasonable cost.

Capital. FNB Wellston is required by law and regulation to meet certain minimum levels of capital adequacy. These are expressed in the form of certain ratios. Capital is separated into Tier I capital (essentially shareholders' equity less goodwill and other intangibles) and Tier II capital (essentially the allowance for loan losses limited to 1.25% of risk-weighted assets). The first two ratios, which are based on the degree of credit risk in the bank’s assets, provide for weighting assets based on assigned risk factors and include off-balance sheet items such as loan commitments and stand-by letters of credit. The ratio of Tier 1 capital to risk-weighted assets must be at least 4.0% and the ratio of Total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets must be at least 8.0%.The capital leverage ratio supplements the risk-based capital guidelines. Banks are required to maintain a minimum ratio of Tier 1 capital to adjusted quarterly average total assets of 3.0%.  A summary of the regulatory capital ratios of FNB Wellston at March 31 follows:

2007	2006

Capital Ratios:
Total risk-based	23.8%	23.3%
Tier 1 risk-based	22.7%	22.6%
Tier 1 leverage	13.2%	13.4%

Quantitative and Qualitative Disclosures About Market Risk

Market risk for FNB Wellston is primarily interest rate risk.  FNB Wellston attempts to mitigate this risk through asset/liability management strategies designed to decrease the vulnerability of its earnings to material and prolonged changes in interest rates. FNB Wellston does not use derivatives such as interest rate swaps, caps or floors to hedge this risk.  FNB Wellston has not entered into any market risk instruments for trading purposes.  FNB Wellston’s Asset and Liability Management Committee ("ALCO") primarily uses Interest Rate Sensitivity Gap Analysis,  also known as repricing mismatch analysis, for measuring and managing interest rate risk.

MANAGEMENT OF FNB WELLSTON AND MIDWEST BANCSHARES

Directors and Executive Officers

The reorganization of FNB Wellston into a holding company structure is simply a change in the legal structure of the present business of FNB Wellston and is not meant to cause a change in any of the present management or business policies of FNB Wellston.  FNB Wellston will continue to serve all of its shareholders, depositors and other customers as it has in the past.

Midwest Bancshares will have the same Directors as FNB Wellston. The Directors and Officers of Midwest Bancshares are:

DIRECTORS

Robert W. Willis

Randall R. Adams

Richard H. Billman II

Earl E. Fout

Lawrence A. Heiser

Eric Emmert

EXECUTIVE OFFICERS

Robert W. Willis - Chairman

Eric Emmert - President

William Kimbel - Executive Vice President

The following table sets forth information as to each person who currently serves as a Director or executive officer of FNB Wellston or who will serve as a Director of Midwest Bancshares following the reorganization, as well as the number of shares of FNB Wellston beneficially owned by each as of August 31, 2007.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission, is to be aggregated with that of the Director or officer whose stock ownership is shown.  Following the reorganization, all percentage amounts as to Midwest Bancshares ownership will remain unchanged from percentage amounts as to FNB Wellston ownership.

				Shares of Common Stock of FNB Wellston Beneficially Owned on August 31, 2007
Name and Principal Occupation During Past Five Years	Position With FNB Wellston	Position With Holding Company	Age	Number	Percent of Class
Robert W. Willis Retired Banker	Director and Chairman	Director and Chairman	79	18,520[1]	9.26%
Randall R. Adams CPA Private Practice	Director	Director	56	1,300[2]	0.65%
Richard H. Billman II Optometrist	Director	Director	53	11,250[3]	5.63%
Earl E. Fout Retired Banker	Director	Director	78	2,860[4]	1.43%
Lawrence A. Heiser Attorney Private Practice	Director	Director	59	2,120[5]	1.06%
Eric Emmert President FNB Wellston	Director and President	Director and President	49	400	0.20%
William Kimbel EVP FNB Wellston	Executive Vice President	Executive Vice President	62	1,000	0.50%
All directors and executive officers as a group (7 persons)	–	--		37,450 =====	18.73% =====

1  Includes 3,010 shares owned by Mr. Willis' spouse  and 6,000 shares owned by the William H. Kelley Estate for which Mr. Willis serves as administrator.

2  All shares owned by Randal R. Adams LTD

3  Includes 250 shares owned as JTWROS with Mr. Billman's spouse.

4  Includes 2,460 shares owned as JTWROS with Mr. Fout's spouse.

5  Includes 120 shares owned as JTWROS with Mr. Heiser's spouse.

All persons referred to above as currently being directors or officers of FNB Wellston will continue to hold similar positions with the bank after the reorganization is effective.

CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security.  Such beneficial owner under this definition need not enjoy the economic benefit of such securities.  The shareholders identified in the table below are deemed to be the beneficial owners of 5% or more of the common stock of FNB Wellston.  FNB Wellston is not aware of any other shareholder deemed to be the beneficial owner of 5% or more of its common stock.

Class of Shares	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Common	Robert W. Willis 12995 Beaver Pike Jackson, Ohio 45640	18,520	9.26%
Common	Richard H. Billman II PO Box 831 Jackson, Ohio 45640	11,250	5.63%

COMMON STOCK MARKET INFORMATION

There is currently no established public trading market for FNB Wellston common stock and it is not anticipated that there will be an established trading market for the shares of Midwest Bancshares.  It is anticipated that shareholder liquidity will be increased by the conversion of FNB Wellston into a holding company structure, based on Midwest Bancshares' ability to redeem shares without regulatory approval.

The FNB Wellston common stock is held of record by approximately 82 persons.  Immediately following consummation of the reorganization, Midwest Bancshares will have the same number of shareholders as FNB Wellston had immediately prior to the reorganization except to the extent any shareholders elect to exercise dissenters’ rights due to the conversion.  Assuming there are no dissenting shareholders, the number of outstanding shares of Midwest Bancshares will the same as the number of shares as that of FNB Wellston, or 200,000, and each shareholder’s percentage ownership interest in Midwest Bancshares after the reorganization will be identical to his or her percentage ownership interest in FNB Wellston prior to the reorganization.

During the fiscal years ended March 31, 2005, 2006 and 2007, FNB Wellston has paid dividends annually, as set forth in the following table:

Period Ended

Dividend Paid Per Share

   2005

$2.05

   2006

$2.00

   2007

$2.00

It is expected that Midwest Bancshares will continue to pay dividends on a similar schedule, to the extent permitted by the business and other factors beyond management’s control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of conducting its banking business, FNB Wellston may engage in banking transactions with the employees, directors and managers of FNB Wellston which may include, but not be limited to, loans.  As required by and in compliance with national banking law, all banking transactions with FNB Wellston employees, directors and managers are conducted on the same basis and terms as would be provided to any other customer of FNB Wellston.  Additionally, Lawrence Heiser, a Director of FNB Wellston, acts as the bank's outside legal counsel.  In that role, Director Heiser is paid fees for the services her provides to FNB Wellston.

LEGAL MATTERS

Certain legal matters will be passed upon for Midwest Bancshares by Dinsmore & Shohl, its special counsel, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202.

OTHER BUSINESS

It is not anticipated that any other business will arise during the Special Meeting as the management of FNB Wellston has no other business to present and does not know that any other person will present any other business.  However, if any other business should be presented at the meeting, the persons named in the enclosed proxy intend to take such action as will be in harmony with the policies of the management of FNB Wellston.

By Order of The Board of Directors

/S/ Eric Emmert

Dated: ____________, 2007

Eric Emmert

President

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS REPORT

FINANCIAL STATEMENTS

Balance Sheets

Statements of Income

Statements of Changes in Shareholders' Equity

Statements of Cash Flows

Notes to Financial Statements

INDEPENDENT AUDITOR’S REPORT

The Board of Directors and Shareholders

The First National Bank

Wellston, Ohio

We have audited the balance sheets of The First National Bank as of March 31, 2007 and 2006, and the related statements of income, changes in shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The First National Bank as of March 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Dixon, Davis, Bagent & Company

Granville, Ohio

May 30, 2007

THE FIRST NATIONAL BANK

Wellston, Ohio

BALANCE SHEETS

March 31, 2007 and 2006

	(Dollars in thousands)

	2007	2006
ASSETS
Cash and cash equivalents:
Cash and amounts due from depository institutions	$ 2,657	$ 2,611
Federal funds sold	673	2,981
Total cash and cash equivalents	3,330	5,592

Investment securities, available-for-sale	20,045	15,918
Investment securities, restricted at cost	490	471

Loans	60,203	59,369
Allowance for loan losses	(506)	(385)
Net loans	59,697	58,984

Premises and equipment, net	2,589	2,656
Accrued interest receivable	541	464
Other assets	536	900

TOTAL ASSETS	$87,228	$84,985
	======	======
LIABILITIES
Deposits
Noninterest-bearing	$ 6,340	$ 6,268
Interest-bearing	69,165	67,146
Total deposits	75,505	73,414

Accrued interest payable	99	86
Deferred income taxes	53	31
Other liabilities	139	215

TOTAL LIABILITIES	75,796	73,746

SHAREHOLDERS’ EQUITY
Common stock of $2.50 par value;
200,000 shares authorized 200,000 issued and outstanding	500	500
Additional paid-in capital	500	500
Retained earnings	10,414	10,289
Accumulated other comprehensive income	18	(50)

TOTAL SHAREHOLDERS’ EQUITY	11,432	11,239

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$87,228 ======	$84,985 ======

THE FIRST NATIONAL BANK

Wellston, Ohio

STATEMENTS OF INCOME

Years Ended  March 31, 2007 and 2006

	(Dollars in thousands)

	2007	2006
INTEREST INCOME
Interest on loans	$ 4,852	$ 4,556
Interest and dividends on investment securities	784	722
Interest on federal funds sold	76	50

TOTAL INTEREST INCOME	5,712	5,328

INTEREST EXPENSE
Interest on deposits	2,333	1,808
Interest on borrowed funds	2	0

TOTAL INTEREST EXPENSE	2,235	1,808

NET INTEREST INCOME	3,477	3,520

Provision for loan losses	180	180

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	3,297	3,340

OTHER INCOME
Service charges	396	395
Gain (loss) on sale of other real estate owned	(275)	11
Gain on sale of investment securities	0	2
Other income	139	147

TOTAL OTHER INCOME	260	555

OTHER EXPENSE
Salaries and employee benefits	1,459	1,390
Net occupancy and equipment expense	358	354
Directors' fees	142	148
Auditing, consulting and legal fees	182	201
Supplies and printing	78	67
Franchise tax	131	141
Dealer reserve fees	76	72
Other expense	474	542

TOTAL OTHER EXPENSE	2,900	2,915

NET INCOME BEFORE FEDERAL INCOME TAX EXPENSE	657	980

Federal income tax expense	132	226

NET INCOME	$ 525 ======	$ 754 ======

THE FIRST NATIONAL BANK

Wellston, Ohio

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years Ended March 31, 2007 and 2006

(Dollars in thousands)
Accumu-
lated
				other	Total
		Additional		compre-	share-	Compre-
Common Stock		paid-in	Retained	hensive	holders’	hensive
Shares	Amount	capital	earnings	income	equity	income

Balances at March 31, 2005	200,000	$500	$500	$9,935	$62	$10,997

Net income				754		754	$754

Other comprehensive income:

Change in unrealized gain (loss)
on securities available-for-sale
net of tax of $57					(112)	(112)	(112)

Comprehensive income							$ 642
							======
Dividends declared – common
($2.00 per share)				(400)		(400)

Balances at March 31, 2006	200,000	500	500	10,289	(50)	11,239

Net income				525		525	$525

Other comprehensive income:

Change in unrealized gain (loss)
on securities available-for-sale
net of tax of $34					68	68	68

Comprehensive income							$593
							======
Dividends declared – common
($2.00 per share)				(400)		(400)

Balances at March 31, 2007	200,000	$500	$500	$10,414	$ 18	$11,432
	======	======	======	======	======	======

THE FIRST NATIONAL BANK

Wellston, Ohio

STATEMENTS OF CASH FLOWS

Years Ended March 31, 2007 and 2006

	(Dollars in thousands)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 525	$ 754
Adjustments to reconcile net income to net cash
provided by operating activities:
Provision for loan losses	180	180
(Gain) loss on sale of other real estate owned	275	(11)
(Gain) loss on sale of investment securities	0	(2)
Investment security amortization (accretion), net	73	87
Depreciation	156	151
Deferred income taxes	34	50
Federal Home Loan Bank stock dividends	(20)	(22)
Changes in:
Accrued interest receivable	(76)	(7)
Accrued interest payable	13	13
Other assets	(641)	72
Other liabilities	(76)	1
Net cash provided by operating activities	443	1,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(7,939)	(194)
Proceeds from maturities of available-for-sale securities	3,795	3,374
Proceeds from sales of available-for-sale securities	0	154
Net increase in loans	(761)	(1,961)
Purchases of premises and equipment	(89)	(356)
Proceeds from sale of other real estate owned	610	67
Net cash provided by (used in) investing activities	(4,384)	1,084

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in:
Noninterest-bearing, interest-bearing, demand and savings deposits	(886)	(265)
Certificates of deposit	2,965	523
Dividends paid	(400)	(400)
Net cash provided by (used in) financing activities	1,679	(142)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,262)	2,208

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	5,592	3,384

CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 3,330	$ 5,592
	======	======
SUPPLEMENTAL DISCLOSURES
Cash paid during the year for interest	$2,222	$1,794
Cash paid during the year for income taxes	192	175
Loan transferred to other real estate owned	155	676

THE FIRST NATIONAL BANK

Wellston, Ohio

Notes to Financial Statements

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Jackson and Vinton County, Ohio and the surrounding areas.  The bank operates under a national bank charter and provides full banking services.  As a national bank, the bank is subject to regulations by the Comptroller of the Currency.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The bank’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.  Although the bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions in the agriculture, food processing and small manufacturing industries.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans.  Such agencies may require the bank to recognize additional losses based on their judgments about information available to them at the time of their examination.

Investments

All securities are classified as available-for-sale. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income.  Realized gains (losses) on securities available-for-sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income.  Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value.  The related write-downs are included in earnings as realized losses.

Loans

Loans are stated at unpaid principal balances, less the allowance for loan losses and unearned discounts.

Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method.

Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote.  Interest payments received on such loans are applied as a reduction of the loan principal balance.  Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio.  The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions and other risks inherent in the portfolio.  Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.  The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.  Changes in the allowance related to impaired loans are charged or credited to the provision for loan losses.

Premises and Equipment

Land is carried at cost.  Other premises and equipment are recorded at cost net of accumulated depreciation.  Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets.  Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

Other Real Estate Owned

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure.  Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses.  After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell.  Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.  The portion of interest costs related to development of real estate is capitalized.  Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Income Taxes

Income taxes are provided for the tax effects reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, accumulated depreciation and pension expense.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.  The bank files income tax returns on a calendar year basis.

Statements of Cash Flows

The bank considers all cash, amounts due from depository institutions and federal funds sold to be cash equivalents for purposes of the statement of cash flows.

Advertising Costs

Advertising costs are charged to operations when incurred.

Reclassifications

Certain amounts in 2006 have been classified to conform with the 2007 presentation.

NOTE B - RESTRICTION ON CASH AND DUE FROM BANKS

The bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank.  The required reserve at March 31, 2007 and 2006, was $185,000 and $224,000, respectively.

NOTE C - INVESTMENT SECURITIES AVAILABLE-FOR-SALE

The amortized cost of securities available-for-sale and their approximate fair values are as follows:

	(Dollars in thousands)

	March 31, 2007					March 31, 2006

		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value

U.S. agencies	$5,908	$ 0	$(17)	$5,891	$ 4,483	$ 0	$ (91)	$4,392

State &
municipal
governments	10,720	86	(42)	10,764	9,110	123	(82)	9,151

Corporate debt	394	0	0	394	411	0	(11)	400

Mortgage-
backed
securities	2,996	16	(16)	2,996	1,989	13	(27)	1,975

Equity securities	490	0	0	490	471	0	0	471

Total	$20,508 ======	$102 ======	$(75) ======	$20,535 ======	$16,464 ======	$136 ======	$(211) ======	$16,389 ======

The amortized cost and estimated fair value of securities available-for-sale at March 31, 2007, by contractual maturity, are as follows:

	(Dollars in thousands)

	Amortized	Fair
Amounts maturing in :	Cost	Value

One year or less	$ 2,514	$ 2,486
After one year through five years	5,761	5,740
After five years through ten years	6,291	6,326
After ten years	5,452	5,493
Equity securities	490	490

Total	$20,508 ======	$20,535 ======

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

During the years ended March 31, 2007 and 2006, the bank sold no securities.

Investment securities with a carrying value of approximately $3,641,000 and $5,759,000 were pledged to secure certain deposits at March 31, 2007 and 2006, respectively.

Information pertaining to securities with gross unrealized losses at March 31, 2007 and 2006, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	(Dollars in thousands)

	Less than 12 months		12 months or greater	Total
		Gross		Gross		Gross
	Fair	unrealized	Fair	unrealized	Fair	unrealized
	value	losses	value	losses	value	losses

March 31, 2007:

U.S. government
federal agencies	$ 0	$ 0	$2,959	$(34)	$2,959	$(34)

State & local governments	1,589	(6)	1,587	(16)	3,177	(22)

Corporate debt securities	0	0	393	(1)	393	(1)

Mortgage-backed securities	29	(1)	970	(15)	999	(16)

Total	$1,618 ======	$ (7) ======	$5,909 ======	$(66) ======	$7,528 ======	$(73) ======

March 31, 2006:
	Less than 12 months		12 months or greater		Total
		Gross		Gross		Gross
	Fair	unrealized	Fair	unrealized	Fair	unrealized
	value	Losses	value	losses	value	losses
U.S. government
federal agencies	$ 481	$ (8)	$3,911	$ (83)	$4,392	$ (91)

State & local governments	749	(6)	1,755	(76)	2,504	(82)

Corporate debt securities	0	0	401	(10)	401	(10)

Mortgage-backed securities	36	(1)	1,264	(27)	1,300	(28)

Total	$1,266 ======	$(15) ======	$7,331 ======	$(196) ======	$8,597 ======	$(211) ======

NOTE D - LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans at March 31, 2007 and 2006, are summarized as follows:

	(Dollars in thousands)

	2007	2006
Loans secured by real estate:
Construction, land development and other land loans	$ 1,641	$ 1,623
1 - 4 family residential properties	35,946	35,477
Nonfarm nonresidential properties	6,648	5,880
Commercial and industrial loans	1,443	1,576
Consumer loans	14,525	14,813

Total	$60,203 ======	$59,369 ======

An analysis of the allowance for loan losses is as follows:

	(Dollars in thousands)

	2007	2006

Balance, beginning of year	$ 385	$ 510
Provision for loan losses	180	180
Recoveries on loans	72	105
Loans charged off	(131)	(410)

Balance, end of year	$ 506	$ 385
	======	======

At March 31, 2007 and 2006, the total recorded investment in impaired loans, all of which had allowances determined in accordance with SFAS No. 114 and No. 118, amounted to approximately $0 and $77,000, respectively.  The average recorded investment in impaired loans amounted to approximately $0 and

$77,000 for the years ended March 31, 2007 and 2006, respectively.  The allowance for loan losses related to impaired loans amounted to approximately $0 and $20,000 at March 31, 2007 and 2006, respectively.  Interest income on impaired loans was $0 and $2,000 for the years ended March 31, 2007 and 2006.

The bank has no loans which have been modified.

The bank has entered into transactions with certain directors, executive officers, significant shareholders, and their affiliates.  Such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other customers, and did not, in the opinion of management, involve more than a normal credit risk or present any other unfavorable features.  The aggregate amount of loans to such related parties at March 31, 2007 was $658,000.  During the year ended March 31, 2007, new loans made to such related parties amounted to $58,000 and payments amounted to $86,000.

Nonaccrual loans and OREO at March 31, 2007 and 2006 are summarized as follows:

	(Dollars in thousands)

	2007	2006

Nonaccrual loans	$ 60	$ 38
Other real estate owned	157	552

Total	$217 ======	$590 ======

NOTE E - PREMISES AND EQUIPMENT

A summary of premises and equipment at March 31, 2007 and 2006 follows:

	(Dollars in thousands)

	2007	2006

Land	$ 389	$ 389
Buildings	2,551	2,551
Equipment	1,093	1,064
Construction in process	61	0
	4,094	4,004

Accumulated depreciation	(1,505)	(1,348)

Total	$ 2,589 ======	$ 2,656 ======

NOTE F - DEPOSITS

Deposit account balances at March 31, 2007 and 2006, are summarized as follows:

	(Dollars in thousands)

	2007	2006

Noninterest-bearing demand	$ 6,328	$ 6,268
Interest-bearing demand	12,304	12,157
Savings account	22,352	23,432
Certificates of deposit	34,521	31,557

Total	$75,505 ======	$73,414 ======

The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $9,204,000 and $9,243,000 at March 31, 2007 and 2006, respectively.

Certificates maturing in years ending March 31, as of March 31, 2007:

(Dollars in thousands)

2008	$23,984
2009	5,610
2010	2,377
2011 and thereafter	2,550

Total	$34,521 ======

The bank held related party deposits of approximately $1,731,000 and $1,612,000 at March 31, 2007 and 2006, respectively.

Overdrawn demand deposits reclassified as loans totaled $17,000 and $38,000 at March 31, 2007 and 2006 respectively.

NOTE G – FEDERAL HOME LOAN BANK ADVANCES

At March 31, 2007 and 2006, the bank had no outstanding Federal Home Loan Bank advances (FHLB). FHLB would be collateralized by all shares of FHLB stock owned by the bank (totaling $460,000) and by 100% of the bank's qualified mortgage loan portfolio (totaling approximately $37,389,000). Based on the carrying amount of FHLB stock owned by the bank, total FHLB advances are limited to approximately $16,497,000.

NOTE H - FEDERAL INCOME TAXES

The provision for income taxes for the years ended March 31, 2007 and 2006, consists of the following:

	(Dollars in thousands)

	2007	2006

Income tax expense
Current tax expense	$154	$276
Deferred tax expense	(22)	(50)

Total	$132	$226
	======	======

The provision for Federal income taxes differs from that computed by applying Federal statutory rates to income before Federal income tax expense for the years ending March 31, 2007 and 2006, as indicated in the following analysis.

	(Dollars in thousands)

	2007	2006

Federal statutory income tax at 34%	$223	$333
Tax exempt income	(117)	(114)
Other	26	7

Total	$132	$226
	======	======

The deferred tax asset and deferred tax liability comprised the following at March 31:

	(Dollars in thousands)

	2007	2005

Difference in available-for-sale securities	$ 9	$ (26)
Difference in depreciation methods	94	91
Difference in accounting for loan losses	(105)	(74)
Difference in pension expense	(8)	(5)
Difference in FHLB stock dividend	69	60
Difference in other real estate owned	(5)	(14)
Difference in non-accrual loan interest	(1)	(1)

Total	$ 53 ======	$ 31 ======
Deferred tax liabilities	$ 172	$ 151
Deferred tax assets	(119)	(120)

Net deferred tax liabilities	$ 53 ======	$ 31 ======

NOTE I - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements.  The bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.  The bank uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheet.

Financial instruments whose contract amount represents credit risk as of March 31, 2007 and 2006 were as follows:

	(Dollars in thousands)

	2007	2006

Credit card lines	$1,390	$1,392
Commercial real estate loan commitments	129	104
Other loan commitments	1,031	2,550

	$2,550	$4,046
	======	======

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The bank evaluates each customer's creditworthiness on a case-by-case basis.  The amount and type of collateral obtained, if deemed necessary by the bank upon extension of credit, is based on management’s credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the bank to guarantee the performance of a customer to a third party.  Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The bank has not been required to perform on any financial guarantees during the past two years.  The bank has not incurred any losses on its commitments during the past two years.

The bank maintains bank accounts at four banks.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.  Cash at three of these institutions exceeded Federally insured limits.  The amount in excess of the FDIC limit totaled $860,000.

NOTE J - COMMITMENTS AND CONTINGENT LIABILITIES

The bank periodically is subject to claims and lawsuits which arise in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the bank.

NOTE K - RESTRICTION ON DIVIDENDS

The bank is subject to certain restrictions on the amount of dividends that it may pay without prior regulatory approval.  The bank normally restricts dividends to a lesser amount.  At March 31, 2007, retained earnings of approximately $675,000 was available for the payment of dividends without prior regulatory approval.

NOTE L - EMPLOYEE BENEFIT PLANS

The bank sponsors a defined benefit pension plan that covers all employees who have reached the age of 20 1/2 and have 1,000 hours of service during their anniversary year.  The plan calls for benefits to be paid to eligible employees after retirement based primarily upon years of service with the bank and compensation rates near retirement.  Contributions to the plan reflect benefits attributed to employee’s services to date.

Plan assets consist exclusively of insurance annuity contracts.  Payment of retirement benefits is funded solely through these annuity contracts.  The bank has no rights whatsoever to any of the investments or income of the plan.

Pension expense, consisting entirely of service cost, totaled $97,000 and $77,000 for the years ended March 31, 2007 and 2006, respectively.

NOTE M - REGULATORY MATTERS

The bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of the Comptroller of the Currency (OCC).  Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material affect on the bank and the financial statements.  Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the bank must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Qualitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to average assets (as defined).  Management believes, as of March 31, 2007, that the bank meets all of the capital adequacy requirements to which it is subject.

As of March 31, 2007, the most recent notification from the OCC, the bank was categorized as well capitalized under the regulatory framework for prompt corrective action.  To remain categorized as well capitalized, the bank will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below.  There are no conditions or events since the most recent notification that management believes have changed the bank’s prompt corrective action category.

	(Dollars in thousands)

					To Be Well
			For Capital		Capitalized Under
	Actual		Adequacy Purposes		Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of March 31, 2007:
Total Risk-Based Capital
(to Risk Weighted Assets)	$11,920	23.8%	$4,011	8.0%	$5,013	10.0%
Tier I Capital
(to Risk Weighted Assets)	11,414	22.8	2,005	4.0	3,008	6.0
Tier I Capital
(to Average Assets)	11,414	13.2	3,452	4.0	4,315	5.0

As of March 31, 2006:
Total Risk-Based Capital
(to Risk Weighted Assets)	$11,674	23.3%	$4,004	8.0%	$5,004	10.0%
Tier I Capital
(to Risk Weighted Assets)	11,289	22.6	2,002	4.0	3,003	6.0
Tier I Capital
(to Average Assets)	11,289	13.4	3,381	4.0	4,227	5.0

THE FIRST NATIONAL BANK

Wellston, Ohio

BALANCE SHEETS

March 31, 2006 and 2005

	(Dollars in thousands)

	2006	2005
ASSETS
Cash and cash equivalents:
Cash and amounts due from depository institutions	$ 2,611	$ 2,511
Federal funds sold	2,981	873
Total cash and cash equivalents	5,592	3,384

Investment securities, available-for-sale	15,918	19,505
Investment securities, restricted at cost	471	448

Loans	59,369	58,250
Allowance for loan losses	(385)	(510)
Net loans	58,984	57,740

Premises and equipment, net	2,656	2,451
Accrued interest receivable	464	458
Other assets	900	492

TOTAL ASSETS	$84,985	$84,478
	======	======
LIABILITIES
Deposits
Noninterest-bearing	$ 6,268	$ 6,621
Interest-bearing	67,146	66,536
Total deposits	73,414	73,157

Accrued interest payable	86	72
Deferred income taxes	31	38
Other liabilities	215	214

TOTAL LIABILITIES	73,746	73,481

SHAREHOLDERS’ EQUITY
Common stock of $2.50 par value;
200,000 shares authorized 200,000 issued and outstanding	500	500
Additional paid-in capital	500	500
Retained earnings	10,289	9,935
Accumulated other comprehensive income	(50)	62

TOTAL SHAREHOLDERS’ EQUITY	11,239	10,997

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$84,985 ======	$84,478 ======

THE FIRST NATIONAL BANK

Wellston, Ohio

STATEMENTS OF INCOME

Years Ended  March 31, 2006 and 2005

	(Dollars in thousands)

	2006	2005
INTEREST INCOME
Interest on loans	$ 4,556	$ 4,289
Interest and dividends on investment securities	722	729
Interest on federal funds sold	50	34

TOTAL INTEREST INCOME	5,328	5,052

INTEREST EXPENSE
Interest on deposits	1,808	1,509

TOTAL INTEREST EXPENSE	1,808	1,509

NET INTEREST INCOME	3,520	3,543

Provision for loan losses	180	150

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	3,340	3,393

OTHER INCOME
Service charges	395	379
Gain on sale of other real estate owned	11	11
Gain on sale of investment securities	2	0
Other income	147	132

TOTAL OTHER INCOME	555	522

OTHER EXPENSE
Salaries and employee benefits	1,390	1,416
Net occupancy and equipment expense	354	305
Directors' fees	148	135
Auditing, consulting and legal fees	201	195
Supplies and printing	67	67
Franchise tax	141	137
Dealer reserve fees	72	81
Other expense	542	518

TOTAL OTHER EXPENSE	2,915	2,854

NET INCOME BEFORE FEDERAL INCOME TAX EXPENSE	980	1,061

Federal income tax expense	226	228

NET INCOME	$ 754 ======	$ 833 ======

THE FIRST NATIONAL BANK

Wellston, Ohio

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years Ended March 31, 2006 and 2005

(Dollars in thousands)
Accumu-
lated
				other	Total
		Additional		compre-	share-	Compre-
Common Stock		paid-in	Retained	hensive	holders’	hensive
Shares	Amount	capital	earnings	income	equity	income

Balances at March 31, 2004	200,000	$500	$500	$9,512	$431	$10,943

Net income				833		833	$833

Other comprehensive income:

Change in unrealized gain (loss)
on securities available-for-sale
net of tax of $191					(369)	(369)	(369)

Comprehensive income							$464
							======
Dividends declared – common
($2.05 per share)				(410)		(410)

Balances at March 31, 2005	200,000	500	500	9,935	62	10,997

Net income				754		754	$754

Other comprehensive income:

Change in unrealized gain (loss)
on securities available-for-sale
net of tax of $57					(112)	(112)	(112)

Comprehensive income							$ 642
							======
Dividends declared – common
($2.00 per share)				(400)		(400)

Balances at March 31, 2006	200,000	$500	$500	$10,289	$(50)	$11,239
	======	======	======	======	======	======

THE FIRST NATIONAL BANK

Wellston, Ohio

STATEMENTS OF CASH FLOWS

Years Ended March 31, 2006 and 2005

	(Dollars in thousands)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 754	$ 833
Adjustments to reconcile net income to net cash
provided by operating activities:
Provision for loan losses	180	150
Gain on sale of other real estate owned	(11)	(11)
Gain on sale of investment securities	(2)	0
Investment security amortization (accretion), net	87	94
Depreciation	151	130
Deferred income taxes	50	(5)
Federal Home Loan Bank stock dividends	(22)	(17)
Changes in:
Accrued interest receivable	(7)	3
Accrued interest payable	13	2
Other assets	72	14
Other liabilities	1	16
Net cash provided by operating activities	1,266	1,209

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(194)	(7,199)
Proceeds from maturities of available-for-sale securities	3,374	5,556
Proceeds from sales of available-for-sale securities	154	0
Net increase in loans	(1,961)	(618)
Purchases of premises and equipment	(356)	(1,436)
Proceeds from sale of other real estate owned	67	236
Net cash provided by (used in) investing activities	1,084	(3,461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in:
Noninterest-bearing, interest-bearing, demand and savings deposits	(265)	950
Certificates of deposit	523	951
Dividends paid	(400)	(410)
Net cash provided by (used in) financing activities	(142)	1,491

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,208	(761)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,384	4,145

CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 5,592	$ 3,384
	======	======
SUPPLEMENTAL DISCLOSURES
Cash paid during the year for interest	$1,794	$ 1,507
Cash paid during the year for income taxes	175	243
Loan transferred to other real estate owned	676	163

THE FIRST NATIONAL BANK

Wellston, Ohio

Notes to Financial Statements

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Jackson and Vinton County, Ohio and the surrounding areas.  The bank operates under a national bank charter and provides full banking services.  As a national bank, the bank is subject to regulations by the Comptroller of the Currency.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The bank’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.  Although the bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions in the agriculture, food processing and small manufacturing industries.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans.  Such agencies may require the bank to recognize additional losses based on their judgments about information available to them at the time of their examination.

Investments

All securities are classified as available-for-sale. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income.  Realized gains (losses) on securities available-for-sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income.  Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value.  The related write-downs are included in earnings as realized losses.

Loans

Loans are stated at unpaid principal balances, less the allowance for loan losses and unearned discounts.

Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method.

Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote.  Interest payments received on such loans are applied as a reduction of the loan principal balance.  Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio.  The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions and other risks inherent in the portfolio.  Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.  The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.  Changes in the allowance related to impaired loans are charged or credited to the provision for loan losses.

Premises and Equipment

Land is carried at cost.  Other premises and equipment are recorded at cost net of accumulated depreciation.  Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets.  Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

Other Real Estate Owned

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure.  Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses.  After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell.  Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.  The portion of interest costs related to development of real estate is capitalized.  Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Income Taxes

Income taxes are provided for the tax effects reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, accumulated depreciation and pension expense.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.  The bank files income tax returns on a calendar year basis.

Statements of Cash Flows

The bank considers all cash, amounts due from depository institutions and federal funds sold to be cash equivalents for purposes of the statement of cash flows.

Advertising Costs

Advertising costs are charged to operations when incurred.

Reclassifications

Certain amounts in 2005 have been classified to conform with the 2006 presentation.

NOTE B - RESTRICTION ON CASH AND DUE FROM BANKS

The bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank.  The required reserve at March 31, 2006 and 2005, was $224,000 and $261,000, respectively.

NOTE C - INVESTMENT SECURITIES AVAILABLE-FOR-SALE

The amortized cost of securities available-for-sale and their approximate fair values are as follows:

	(Dollars in thousands)

	March 31, 2006				March 31, 2005

		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value

U.S. agencies	$ 4,483	$ 0	$ (91)	$4,392	$ 4,486	$ 0	$ (76)	$ 4,410

State &
municipal
governments	9,110	123	(82)	9,151	11,310	244	(83)	11,471

Corporate debt	411	0	(11)	400	524	0	(12)	512

Mortgage-
backed
securities	1,989	13	(27)	1,975	3,092	36	(16)	3,112

Equity securities	471	0	0	471	448	0	0	448

Total	$16,464 ======	$136 ======	$(211) ======	$16,389 ======	$19,860 ======	$280 ======	$(187) ======	$19,953 ======

The amortized cost and estimated fair value of securities available-for-sale at March 31, 2006, by contractual maturity, are as follows:

	(Dollars in thousands)

	Amortized	Fair
Amounts maturing in :	Cost	Value

One year or less	$ 2,602	$ 2,575
After one year through five years	6,489	6,365
After five years through ten years	4,031	4,058
After ten years	2,871	2,920
Equity securities	471	471

Total	$16,464 ======	$16,389 ======

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

During the year ended March 31, 2006, the bank sold available-for-sale securities for total proceeds of about $154,000, resulting in gross realized gains of about $2,000 and no gross realized losses.  During the year ended March 31, 2005, the bank sold no securities.

Investment securities with a carrying value of approximately $5,759,000 and $4,035,000 were pledged to secure certain deposits at March 31, 2006 and 2005, respectively.

Information pertaining to securities with gross unrealized losses at March 31, 2006 and 2005, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	(Dollars in thousands)

	Less than 12 months		12 months or greater	Total
		Gross		Gross		Gross
	Fair	unrealized	Fair	unrealized	Fair	unrealized
	value	losses	value	losses	value	losses

March 31, 2006:

U.S. government
federal agencies	$ 481	$ (8)	$3,911	$ (83)	$4,392	$ (91)

State & local governments	749	(6)	1,755	(76)	2,504	(82)

Corporate debt securities	0	0	401	(10)	401	(10)

Mortgage-backed securities	36	(1)	1,264	(27)	1,300	(28)

Total	$1,266	$(15)	$7,331	$(196)	$8,597	$(211)
	======	======	======	======	======	======

March 31, 2005:

	Less than 12 months		12 months or greater		Total
		Gross		Gross		Gross
	Fair	unrealized	Fair	unrealized	Fair	unrealized
	value	losses	value	losses	value	losses

U.S. government
federal agencies	$4,410	$ (76)	$ 0	$ 0	$4,410	$ (76)

State & local governments	4,387	(81)	204	(2)	4,591	(83)

Corporate debt securities	417	(12)	0	0	417	(12)

Mortgage-backed securities	1,244	(9)	613	(7)	1,857	(16)

Total	$10,458	$(178)	$817	$ (9)	$11,275	$(187)
	======	======	======	======	======	======

NOTE D - LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans at March 31, 2006 and 2005, are summarized as follows:

	(Dollars in thousands)

	2006	2005
Loans secured by real estate:
Construction, land development and other land loans	$ 1,623	$ 1,553
Farmland	0	103
1 - 4 family residential properties	35,477	33,549
Nonfarm nonresidential properties	5,880	6,994
Commercial and industrial loans	1,576	1,492
Consumer loans	14,813	14,559

Total	$59,369 ======	$58,250 ======

An analysis of the allowance for loan losses is as follows:

	(Dollars in thousands)

	2006	2005

Balance, beginning of year	$ 510	$ 502
Provision for loan losses	180	150
Recoveries on loans	105	153
Loans charged off	(410)	(295)

Balance, end of year	$ 385	$ 510
	======	======

At March 31, 2006 and 2005, the total recorded investment in impaired loans, all of which had allowances determined in accordance with SFAS No. 114 and No. 118, amounted to approximately $77,000 and $135,000, respectively.  The average recorded investment in impaired loans amounted to approximately $77,000 and $10,000 for the years ended March 31, 2006 and 2005, respectively.  The allowance for loan losses related to impaired loans amounted to approximately $20,000 and $99,000 at March 31, 2006 and 2005, respectively.  Interest income on impaired loans was $2,000 and $7,000 for the years ended March 31, 2006 and 2005.

The bank has no loans which have been modified.

The bank has entered into transactions with certain directors, executive officers, significant shareholders, and their affiliates.  Such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other customers, and did not, in the opinion of management, involve more than a normal credit risk or present any other unfavorable features.  The aggregate amount of loans to such related parties at March 31, 2006 was $709,000.  During the year ended March 31, 2006, new loans made to such related parties amounted to $392,000 and payments amounted to $316,000.

Nonaccrual loans and OREO at March 31, 2006 and 2005 are summarized as follows:

	(Dollars in thousands)

	2006	2005

Nonaccrual loans	$ 38	$699
Other real estate owned	552	72

Total	$590	$771
	======	======

NOTE E - PREMISES AND EQUIPMENT

A summary of premises and equipment at March 31, 2006 and 2005 follows:

	(Dollars in thousands)

	2006	2005

Land	$ 389	$ 379
Buildings	2,551	978
Equipment	1,064	868
Construction in process	0	1,422
	4,004	3,647

Accumulated depreciation	(1,348)	(1,196)

Total	$ 2,656	$ 2,451
	======	======

NOTE F - DEPOSITS

Deposit account balances at March 31, 2006 and 2005, are summarized as follows:

	(Dollars in thousands)

	2006	2005

Noninterest-bearing demand	$ 6,268	$ 6,621
Interest-bearing demand	12,157	11,753
Savings account	23,432	23,749
Certificates of deposit	31,557	31,034

Total	$73,414 ======	$73,157 ======

The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $9,243,000 and $9,264,000 at March 31, 2006 and 2005, respectively.

Certificates maturing in years ending March 31, as of March 31, 2006:

(Dollars in thousands)

2007	$11,318
2008	11,259
2009	5,463
2010	1,785
2011 and thereafter	1,732

Total	$31,557 ======

The bank held related party deposits of approximately $1,612,000 and $980,000 at March 31, 2006 and 2005, respectively.

Overdrawn demand deposits reclassified as loans totaled $38,000 and $18,000 at March 31, 2006 and 2005 respectively.

NOTE G – FEDERAL HOME LOAN BANK ADVANCES

At March 31, 2006 and 2005, the bank had no outstanding Federal Home Loan Bank advances (FHLB). FHLB would be collateralized by all shares of FHLB stock owned by the bank (totaling $441,000) and by 100% of the bank's qualified mortgage loan portfolio (totaling approximately $37,036,000). Based on the carrying amount of FHLB stock owned by the bank, total FHLB advances are limited to approximately $15,630,000.

NOTE H - FEDERAL INCOME TAXES

The provision for income taxes for the years ended March 31, 2006 and 2005, consists of the following:

	(Dollars in thousands)

	2006	2005

Income tax expense
Current tax expense	$276	$223
Deferred tax expense	(50)	5

Total	$226 ======	$228 ======

The provision for Federal income taxes differs from that computed by applying Federal statutory rates to income before Federal income tax expense for the years ending March 31, 2006 and 2005, as indicated in the following analysis.

	(Dollars in thousands)

	2006	2005

Federal statutory income tax at 34%	$333	$ 361
Tax exempt income	(114)	(125)
Other	7	(8)

Total	$226 ======	$228 ======

The deferred tax asset and deferred tax liability comprised the following at March 31:

	(Dollars in thousands)

	2006	2005

Difference in available-for-sale securities	$ (26)	$ 32
Difference in depreciation methods	91	82
Difference in accounting for loan losses	(74)	(108)
Difference in pension expense	(5)	(12)
Difference in FHLB stock dividend	60	53
Difference in other real estate owned	(14)	(7)
Difference in non-accrual loan interest	(1)	(2)

Total	$ 31	$ 38
	======	======
Deferred tax liabilities	$ 151	$ 167
Deferred tax assets	(120)	(129)

Net deferred tax liabilities	$ 31	$ 38
	======	======

NOTE I - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements.  The bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.  The bank uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheet.

Financial instruments whose contract amount represents credit risk as of March 31, 2006 and 2005 were as follows:

	(Dollars in thousands)

	2006	2005

Credit card lines	$1,392	$1,183
Commercial real estate loan commitments	104	149
Other loan commitments	2,550	3,361

	$4,046	$4,693
	======	======

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The bank evaluates each customer's creditworthiness on a case-by-case basis.  The amount and type of collateral obtained, if deemed necessary by the bank upon extension of credit, is based on management’s credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the bank to guarantee the performance of a customer to a third party.  Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The bank has not been required to perform on any financial guarantees during the past two years.  The bank has not incurred any losses on its commitments during the past two years.

The bank maintains bank accounts at four banks.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.  Cash at three of these institutions exceeded Federally insured limits.  The amount in excess of the FDIC limit totaled $900,000.

NOTE J - COMMITMENTS AND CONTINGENT LIABILITIES

The bank periodically is subject to claims and lawsuits which arise in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the bank.

NOTE K - RESTRICTION ON DIVIDENDS

The bank is subject to certain restrictions on the amount of dividends that it may pay without prior regulatory approval.  The bank normally restricts dividends to a lesser amount.  At March 31, 2006, retained earnings of approximately $979,000 was available for the payment of dividends without prior regulatory approval.

NOTE L - EMPLOYEE BENEFIT PLANS

The bank sponsors a defined benefit pension plan that covers all employees who have reached the age of 20 1/2 and have 1,000 hours of service during their anniversary year.  The plan calls for benefits to be paid to eligible employees after retirement based primarily upon years of service with the bank and compensation rates near retirement.  Contributions to the plan reflect benefits attributed to employee’s services to date.

Plan assets consist exclusively of insurance annuity contracts.  Payment of retirement benefits is funded solely through these annuity contracts.  The bank has no rights whatsoever to any of the investments or income of the plan.

Pension expense, consisting entirely of service cost, totaled $77,000 and $110,000 for the years ended March 31, 2006 and 2005, respectively.

NOTE M - REGULATORY MATTERS

The bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of the Comptroller of the Currency (OCC).  Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material affect on the bank and the financial statements.  Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the bank must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Qualitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to average assets (as defined).  Management believes, as of March 31, 2006, that the bank meets all of the capital adequacy requirements to which it is subject.

As of March 31, 2006, the most recent notification from the OCC, the bank was categorized as well capitalized under the regulatory framework for prompt corrective action.  To remain categorized as well capitalized, the bank will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below.  There are no conditions or events since the most recent notification that management believes have changed the bank’s prompt corrective action category.

	(Dollars in thousands)

					To Be Well
			For Capital		Capitalized Under
	Actual		Adequacy Purposes		Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of March 31, 2006:
Total Risk-Based Capital
(to Risk Weighted Assets)	$11,674	23.3%	$4,004	8.0%	$5,004	10.0%
Tier I Capital
(to Risk Weighted Assets)	11,289	22.6	2,002	4.0	3,003	6.0
Tier I Capital
(to Average Assets)	11,289	13.4	3,381	4.0	4,227	5.0

As of March 31, 2005:
Total Risk-Based Capital
(to Risk Weighted Assets)	$11,444	23.1%	$3,964	8.0%	$4,955	10.0%
Tier I Capital
(to Risk Weighted Assets)	10,934	22.1	1,982	4.0	2,973	6.0
Tier I Capital
(to Average Assets)	10,934	12.9	3,387	4.0	4,234	5.0

APPENDIX A TO PROXY STATEMENT

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of September 20, 2007, is between the FIRST NATIONAL BANK OF WELLSTON, a national banking association (the "Bank"), and MIDWEST BANCSHARES, INC., an Ohio corporation (the "Company").

RECITALS

(a)

The Bank is a national banking association with its principal office and place of business located in Wellston in the State of  Ohio.

(b)

As of June 30, 2007, the Bank had capital stock outstanding of $500,000 divided into 200,000 shares of issued and outstanding common stock, $2.50 par value per share ("Bank Common Stock"), surplus of $500,000 and undivided profits of $10,436,000.

(c)

The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

(d)

As of the date hereof, the Company had authorized capital stock consisting of 1,500 shares of common stock, without par value ("Company Common Stock"), none of which are issued and outstanding; prior to the Effective Time (as hereinafter defined), the number of authorized shares of Company Common Stock will be increased to 500,000 pursuant to an amendment to the Company's Articles of Incorporation.

(e)

At least a majority of the entire Board of Directors of each of the Bank and the Company has approved this Agreement and authorized its execution.

NOW THEREFORE, the Bank and the Company hereby make this Agreement, and prescribe the terms and conditions of the exchange of shares of Bank Common Stock for shares of Company Common Stock and the method of carrying it into effect as follows:

AGREEMENTS

Section 1.

Subject to the terms and conditions hereof, each share of Bank Common Stock shall be exchanged for one share of Company Common Stock (the "Stock Exchange"), pursuant to the provisions of, and with the effect provided in, the National Bank Act, as amended.

Section 2.

From and after the time at which the Share Exchange becomes effective, as set forth in Section 9 (the "Effective Time"):

(a)

Each share of Bank Common Stock which is issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, become and be converted unto one (1) share of Company Common Stock, and outstanding certificate(s) (herein referred to as the "Old Certificate(s)") representing shares of Bank Common Stock shall thereafter represent shares of Company Common Stock.  All shares of the Company Common Stock into which the Bank Common Stock is converted, as provided above, shall be fully paid and nonassessable.

(b)

Each holder of shares of Bank Common Stock which shall have been so converted into Company Common Stock, upon surrender of such Old Certificate(s) in proper form to the Bank for cancellation, shall be entitled to receive, as evidence of the shares of common stock so converted, stock certificate(s) (hereinafter referred to as the "New Certificate(s)") bearing the name of the Company as issuer, for the number of shares of  Company represented by such Old Certificate(s), when surrendered.  Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of common stock of the Company which the holder thereof would be entitled to receive upon its surrender, except that the Company may withhold from the holder of shares represented by such Old Certificates distribution of any or all dividends declared by the Company on such shares until such Old Certificate(s) shall be surrendered in exchange for New Certificate(s), at which time dividends so withheld by the Company with respect to such shares shall be delivered, without interest thereon, to the stockholder to whom such New Certificate(s) are issued.

(c)

The capital stock of the Bank outstanding as the Effective Time, all of which shall be held by the Company, shall be 200,000 shares of common stock, $2.50 par value per share.

Section 3.

The Board of Directors of the Bank, upon the Share Exchange becoming effective, shall consist of all the persons who are directors of the Bank immediately prior to the Effective Time.

Section 4.

None of the Bank's employee benefit plans shall be terminated upon consummation of the Share Exchange, and all such plans shall continue thereafter as the plans of the Banks.

Section 5.

Upon the Share Exchange becoming effective, any options to purchase shares of Bank Common Stock that have not been exercised shall be converted into options for shares of Common Stock Company.  The remaining terms of such options shall be unchanged and remain in full force and effect.

Section 6.

This Agreement shall be submitted to the stockholders of the Bank and the Company, respectively, for approval at meetings to be called and held in accordance with the applicable provisions of law and the articles of association and bylaws of the Bank and the articles of incorporation and regulations of the Company.

Section 7.

The Bank and the Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements, prescribed by law or otherwise, necessary for consummation of the Share Exchange on the terms herein provided, including, without being limited to, the preparation and submission of an application to the Comptroller of the Currency of the United States (the "OCC") for approval of the Share Exchange under the provisions of Section 215a-2 of Title 12, United States Code, as amended, and the preparation and submission of an application to the Federal Reserve Bank of Cleveland (the "Fed") for approval of the Company as a Bank Holding Company under the Bank Holding Company Act of 1956, as amended.

Section 8.

Any stockholder of the Bank who shall have voted against the Share Exchange at the meeting of stockholders of the Bank, or shall have given notice in writing at or prior to such meeting to the presiding officer that he or she dissents from the plan of reorganization, shall be entitled to receive the value of the shares held by him or her when the Share Exchange shall be approved by the Comptroller of the Currency upon written request made to the Bank at any time before thirty days after the date of consummation of the Share Exchange, accompanied by the surrender of the stockholder's Old Certificate(s).

The value of the share of any dissenting stockholder shall be ascertained, as of the effective date of the Share Exchange, by an appraisal by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash by reason of such request for appraisal; (2) one selected by the directors of the Bank; and (3) one selected by the two so elected.  The valuation agreed upon by any two of the three appraisers shall govern.  If the value so fixed shall not be satisfactory to any dissenting stockholder who has requested payment, that stockholder may, within five days after being notified of the appraised value of his or her shares, appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

If, within ninety days from the date of consummation of the Share Exchange, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller of the Currency shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties.  The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal, as the case may be, shall be paid by the Continuing Bank.  The value of the shares ascertained shall be promptly paid to the dissenting stockholders.  The shares of common stock of the Bank previously held by such dissenting stockholders had they not requested payment shall be sold at an advertised public auction and the Company shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefore, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its Board of Directors by resolution may determine.  If such shares are sold at public auction at a price greater than the amount paid to such dissenting shareholders, the excess in such sale price shall be paid to such dissenting stockholders.

Section 9.

Effectuation of the Share Exchange herein provided for is conditioned upon:

(a)

approval of this Share Exchange Agreement by vote of the stockholders of the Bank holding at least two-thirds of the outstanding shares of Bank Common Stock;

(b)

procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law which are necessary for consummation of the Share Exchange, including, including without limitation approval of the OCC;

 .

(c)

procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law which are necessary for the Company to be a Bank Holding Company under the Bank Holding Company Act of 1956, as amended, including without limitation approval of the Fed; and

(d)

effectiveness and approval by the Ohio Secretary of State of an amendment to the articles of incorporation of the Company, which amendment increases the number of authorized shares of the Company to 500,000 shares.

Section 10.

At any time before the Effective Time, if any of the following circumstances occur, this Agreement may be terminated, at the election of the Bank or the Company, by written notice from the party so electing to the other thereof, pursuant to a resolution authorized and approved by the Board of Directors of the party so electing:

(a)

the number of shares of capital stock of the Bank voted against the Share Exchange, or in respect of which written notice is given purporting to dissent from the Share Exchange, shall make consummation of the Share Exchange unwise in the opinion of either the Board of Directors of the Bank or the Board of Directors of the Company; or

(b)

any action, suit, proceeding or claim has been instituted made or threatened relating to the proposed Share Exchange which shall make consummation of the Share Exchange inadvisable in the opinion of either the Board of Directors of the Bank or the Board of Directors of the Company; or

(c)

any action, consent or approval, governmental or otherwise, which, in the opinion of counsel for the Bank, is necessary or advisable to permit or enable the Bank, upon and after the consummation of the Share Exchange, to conduct all or any part of the business and activities theretofore conducted by the Bank, in substantially the manner so conducted, shall not have been obtained; or

(d)

for any other reason consummation of the Share Exchange is inadvisable in the opinion of the Board of Directors of either the Bank or the Company.

Upon termination by written notice as provided in this Section, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of either the Bank or the Company, or the directors, officers, employees, agents or stockholders of either of them.

Section 11.

Subject to and upon satisfaction of all requirements of law and other conditions specified in this Agreement, including, without limitation, receipt of approval of the Comptroller of the Currency specified in the National Bank Act, as amended, referred to in Section 1 of this Agreement, the Share Exchange herein shall become effective at the time specified in the certificate to be issued by the Comptroller of the Currency, such time and day being hereby declared to be the Effective Time as that term is used herein, all on the terms and with the effect as provided in this Agreement.

Section 12.

The Bank and the Company, by mutual consent of their respective Boards of Directors, may amend this Agreement before the Effective Time, provided, however, that, after this Agreement has been approved by the stockholders of the Bank, no such amendment shall affect the rights of such stockholders of the Bank in a manner which is materially adverse to such stockholders subsequent to the approval of the stockholders.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written, pursuant to a resolution of each Board of Directors, acting by a majority thereof.

FIRST NATIONAL BANK OF WELLSTON

By:

/s/ ERIC EMMERT

President

MIDWEST BANCSHARES, INC.

By:

/s/ ERIC EMMERT

President

APPENDIX B-1 TO PROXY STATEMENT

ARTICLE OF INCORPORATION

Prescribed by:	Expedite this Form: (Select One)
Mail Form to one of the Following:
The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	PO Box 1390 Columbus, OH 43216 **Requires an additional fee of $100**
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us	XXX PO Box 670 Columbus, OH 43216

INITIAL ARTICLES OF INCORPORATION

(For Domestic Profit or Nonprofit)

Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1) X Articles of Incorporation Profit (113-ARF) ORC 1701	(2) ___ Articles of Incorporation Non-Profit (114-ARN) ORC 1702	(3) ___ Articles of Incorporation Professional (170-ARP) Profession ______________________ ORC 1785

Complete the general information in this section for the box checked above

FIRST:        Name of Corporation       Midwest Bancshares, Inc.

SECOND:   Location                           Wellston               Jackson

                                                              (city)                    (county)

Effective Date (Optional)                                 Date specified can be no more than 90 days after date of filing. If a date is                                         (mm/dd/yyyy)    specified, the date must be a date on or after the date of filing.

  X   Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:       Purpose for which corporation is formed

                     __________________________________________________________________________________

                     __________________________________________________________________________________

                     __________________________________________________________________________________

                     __________________________________________________________________________________

Complete the information in this section if box (1) or (3) is checked.

FOURTH:  The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any)            1,500                common             none

                                                                                  (No. of Shares)       (Type)              (Par Value)

(Refer to instructions if needed)

Completing the information in this section is optional

FIFTH:     The following are the names and addresses of the individuals who are to serve as initial Directors.

                  Robert W. Willis

                   (Name)

                  101 East A Street

                  (Street)                                         NOTE:  P.O. Box Addresses are NOT acceptable.

                  Wellston, Ohio 45692-0188

                  (City, State, Zip Code)

                  Randall R. Adams

                   (Name)

                  101 East A Street

                  (Street)                                         NOTE:  P.O. Box Addresses are NOT acceptable.

                  Wellston, Ohio 45692-0188

                  (City, State, Zip Code)

                  Richard H. Billman II

                   (Name)

                  101 East A Street

                  (Street)                                         NOTE:  P.O. Box Addresses are NOT acceptable.

                  Wellston, Ohio 45692-0188

                  (City, State, Zip Code)

          REQUIRED

Must be authenticated

(signed) by an authorized

/s/ Michael G. Dailey_____________________

06/13/07

representative

Authorized Representative

Date

     (See Instructions)

Michael G. Dailey________________________

(Print Name)

________________________________________

________________________________________

________________________________________

________

Authorized Representative

Date

_________________________________________

(Print Name)

_________________________________________

_________________________________________

_________________________________________

_________

Authorized Representative

Date

_________________________________________

(Print Name)

_________________________________________

Complete the information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of    Midwest Bancshares, Inc.

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

     Michael G. Dailey

     (Name)

     255 East Fifth Street, Suite 1900

     (Street)        NOTE: P.O. Box Addresses are NOT acceptable

     Cincinnati, Ohio 45202

     (City, State, Zip Code)

Must be authenticated by an

authorized representative             /s/ Michael G. Dailey                       06/13/07

                                                     Authorized Representative               Date

                                                     ______________________              __________

                                                     Authorized Representative                Date

                                                     ______________________              __________

                                                     Authorized Representative                Date

ACCEPTANCE OF APPOINTMENT

The Undersigned,                       Michael G. Dailey, named herein as the

Statutory agent for,                     Midwest Bancshares, Inc.

hereby acknowledges and accepts the appointment of statutory agent for said entity.

                                                    Signature:  /s/ Michael G. Dailey

Addendum to Initial Articles of Incorporation for Midwest Bancshares, Inc.

FIFTH: The following are the names and addresses of the additional individuals who are to serve as initial directors.

Eric Emmert

101 East A Street

Wellston, Ohio  45692-0188

Earl E. Fout

101 East A Street

Wellston, Ohio  45692-0188

Lawrence A. Heiser

101 East A Street

Wellston, Ohio  45692-0188

APPENDIX B-2 TO PROXY STATEMENT

PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MIDWEST BANCSHARES, INC.

FIRST. The name of this corporation shall be Midwest Bancshares, Inc.

SECOND. The principal office of the Corporation shall be in Wellston, County of Jackson, State of Ohio.

THIRD. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code.

FOURTH. The authorized amount of common stock of the Corporation shall be five hundred thousand (500,000) shares of common stock without par value.

FIFTH.  The Board of Directors of the Corporation shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed by the shareholders, which number may be changed from time to time by resolution of the shareholders at any annual or special meeting thereof.  The number of directors may also be increased or decreased by the Board of Directors at a meeting or by an action in writing without a meeting, and the number of directors, as so changed, shall be the number of directors until further changed in accordance with this Article; provided, however, that no such decrease in the number of directors shall have the effect of shortening the term of any incumbent director; and provided further, that the number of directors shall not be increased by the Board of Directors by more than three directors beyond the number of directors as fixed at the most recent meeting of shareholders called for the purpose of electing directors.

SIXTH. If the common stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said common stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders’ meeting is specified in a resolution by the shareholders at the time the increase is authorized.  The Board of Directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of common stock must be exercised.

SEVENTH. The Corporation, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

EIGHTH.  The corporate existence of this Corporation shall continue until terminated in accordance with the laws of Ohio.

NINTH. The Chairman of the Board, if any, the President, or the majority of the Board of Directors of the Corporation, or any one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Corporation, may call a special meeting of shareholders at any time.  Unless otherwise provided by the laws of the State of Ohio, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his/her address as shown upon the books of the Corporation

TENTH.

(1)

Actions by third parties.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of the Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against all expenses, liability, and loss including attorneys’ fees, judgments, employee  fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)

Actions by or in the right of the Corporation.

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of the Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

(3)

Indemnification upon successful defense of proceeding.

To the extent that a current or former director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraph (1) and (2) of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

(4)

Predicates for indemnification in other cases.

Any indemnification under section (1) and (2) of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the current or former’ director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections (1) and (2) of this Article. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who as been retained by or who has performed services for the Corporation, or any person to be indemnified within the past five years, or (c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under section (4)(a) or by independent legal counsel under section (4)(b) of this Article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under section (2) of this Article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)

Advancement of expenses.

Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in section (1) and (2) of this Article, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of a written undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(6)

Contractual rights.

The right to be indemnified or to the reimbursement or advancement of expenses pursuant thereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director, officer, employee, or agent, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with the respect to events occurring prior thereto.

(7)

Requested service.

Any director or officer of the Corporation serving, in any capacity, (i) another company of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or of any company referred to in clause (i), shall be deemed to be doing so at the request of the Corporation.

(8)

Non-exclusivity of rights.

The rights conferred on any person by paragraphs (1), (2), and (3) of this Article shall not be exclusive of and are in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Articles of Incorporation, Code of Regulations or bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(9)

Insurance and other security for benefits.

The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio general corporation law.

(10)

Interpretation.

As used in this Article, references to “the Corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation (including a subsidiary of the Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(11)

Prohibition of Indemnification in Certain Cases.

Notwithstanding the foregoing, the Corporation shall not indemnify any officer, director, or employee of the Corporation against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the individual or individuals in the form of payments to the Corporation or in any other case where indemnification is prohibited by state or federal statute.

ELEVENTH.  INTENTIONALLY LEFT BLANK

TWELFTH.  Except as specifically provided herein, these Articles of Incorporation may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Corporation.

THIRTEENTH.  When authorized by the affirmative vote of a majority of the Board of Directors, without the action or approval of the shareholders of the Corporation, the Corporation may redeem, purchase, or contract to purchase, at any time and from time to time, shares of any class issued by the Corporation for such prices and upon and subject to such terms and conditions as the Board of Directors may determine.

FOURTEENTH.  Each shareholder shall be entitled to one vote for each share of stock standing in the shareholder’s name on the books of the Corporation.  No shareholder shall be entitled to exercise cumulative voting rights with respect to the election of Directors.

These Amended and Restated Articles of Incorporation supersede all prior Articles of Incorporation of the Corporation.

Date: ___________, 2007

APPENDIX C TO PROXY STATEMENT

REGULATIONS

REGULATIONS

OF

MIDWEST BANCSHARES, INC.

ARTICLE 1

Meeting of Shareholders

1.1

Annual Meeting.

The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on a date as the board of directors, in its discretion, determines is appropriate.  If, for any reason, the election of directors is not held at the annual meeting or any adjournment thereof, the board of directors shall cause the election to be held at a special shareholders’ meeting as soon thereafter as is convenient.  At any such special meeting, the shareholders may elect directors and transact any other business with the same effect as at an annual meeting.

1.2

Special Meetings.

A special meeting of the shareholders may be called by the chairman of the board, if any, or the president, or by a majority of the directors acting with or without a meeting, or by the holders of record of twenty-five percent of all the shares outstanding at the time of the calling of such meeting and then entitled to be voted at a shareholders’ meeting.  Upon delivery to the president or secretary of a request in writing for a shareholders’ meeting by any persons entitled to call such meeting, it shall be the duty of the officer to whom the request is delivered to give notice to the shareholders of such meeting.  Said request shall specify the objects or purposes and the date and hour for such meeting.  The date shall be at least 10 and not more than 60 days after delivery of the request.  If, upon such a request, such officer does not within five days call the meeting, the persons making such request may call it by giving notice as provided in Section 1.4, or by causing it to be given by any designated representative.

1.3

Place of Meetings.

All shareholders’ meetings shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors, or if not so fixed, then as shall be specified in the respective notices or waivers of notice thereof.

1.4

Notice of Meetings.

Every shareholder shall furnish the secretary of the Corporation with an address at which notices of meetings and all other corporate notices may be served on or mailed to him/her/it. Except as otherwise expressly required by law, notice of each shareholders’ meeting, whether annual or special shall be given not more than 60 days and not less than 10 days before the date specified for the meeting by the president, a vice president, the secretary, or any two directors, or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice of the meeting, by delivering a written or printed notice thereof to him/her/it personally or by posting it in a postage-prepaid envelope addressed to him/her/it at his/her/its address as it appears on the records of the Corporation.  Except when expressly required by law, no publication of any notice of a shareholders’ meeting shall be required.  If shares are transferred after notice has been given, notice need not be given to the transferee.  A record date may be fixed for determining the shareholders entitled to notice of any meetings of shareholders, in accordance with the provisions of Section 1.12.  Every notice of a shareholders’ meeting, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof as may be specified by the person or persons requesting or calling the meeting.  Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

1.5

Waiver of Notice.

Any shareholder, either before or after any meeting, may waive any notice thereof  required by law, the articles, or these regulations.  Waivers must be in writing and filed with or entered upon the records of the meeting.  Notice of a meeting will be deemed to have been waived by any shareholder who attends such meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

1.6

Quorum.

At all shareholders’ meetings, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy and entitled to vote, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the Articles of Incorporation, or these regulations.  In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting power of the shareholders present in person or by proxy and entitled to vote, or any officer entitled to preside or act as secretary of the meeting, may adjourn the meeting from time to time.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

1.7

Organization.

At each shareholders’ meeting, the chairman of the board, if any, or, in his/her absence, the president, or, in the absence of both of them, a chairman chosen by a majority in voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Corporation, or, in his/her absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

1.8

[Intentionally left blank.]

1.9

Voting.

Each holder of a share or shares of the class or classes entitled to vote by law or the Articles of Incorporation shall be entitled to one vote in person or by proxy for each such share registered in his/her/its name on the books of the Corporation.  A subscriber for authorized shares is not a shareholder for purposes of voting by shareholders.  Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly.  Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held.  A shareholder whose voting shares are pledged shall be entitled to vote the shares standing in his/her/its name on the books of the Corporation.

1.10

Proxies.

Any shareholder who is entitled to attend a shareholders’ meeting, or to vote thereat, or to assent or to give consents in writing, shall be entitled to exercise such right and any other of his/her/its rights by a proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed, or acknowledged.  Except as herein otherwise specifically provided, actions taken by proxy or proxies shall be governed by the provisions of Section 1701.48 of the Ohio Revised Code, or any future statute of like tenor or effect, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy or proxies, power of substitution, revocation, and all other provisions.

1.11

Inspectors of Elections.

Inspectors of elections may be appointed and act as provided in Section 1701.50 of the Ohio Revised Code, or any future statute of like tenor or effect.

1.12

Fixing Record Date.

The board of directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of any such meeting, or to vote at any such meeting, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange.  Only the shareholders of record on the date so fixed shall be entitled to receive notice of such meeting, or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after such record date.  The shareholders of record on any such date shall be determined as of the close of business on that date.

1.13

List of Shareholders at Meetings.

Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and classes of shares held by each.

1.14

Action in Writing in Lieu of Meeting.

Any action which, by virtue of any provision of the laws of Ohio, the Articles of Incorporation, or these regulations, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all the holders of shares who would be entitled to notice of a meeting called for the purpose of taking such action.

ARTICLE 2

Board of Directors

2.1

General Powers of Board.

The powers of the Corporation shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided by the law of Ohio, the Articles of Incorporation, or these regulations.

2.2

Number and Qualifications.

The number of directors, who must be shareholders of the Corporation, shall be not less than five nor more than 25.  The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present by the affirmative vote of the holders of a majority of shares which are represented at the meeting and entitled to vote on such proposal, but no such reduction in number of directors shall of itself have the effect of shortening the term of any incumbent director; provided, however, the number of directors may be increased by up to three directors by the board of directors between shareholders meetings.  The board of directors may fill any vacancy existing or created on the board until the next meeting of the shareholders called for the purpose of electing directors.

2.3

Compensation and Expenses.

The directors shall be entitled to such compensation, on a monthly or annual basis, or on the basis of meetings of the board attended, or on both bases, as the board of directors may from time to time determine and establish.  No director shall be precluded from serving the Corporation as an officer or in any other capacity, or from receiving compensation therefor.  Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, if such reimbursement is authorized by a majority of them.

2.4

Election of Directors.

At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors.

2.5

Term of Office.

Unless a director shall earlier resign, is removed as hereinafter provided, dies, or is adjudged mentally incompetent, each director shall hold office until the adjournment of the annual meeting of shareholders next succeeding his/her election, or the taking by the shareholders of action in writing in lieu of such meeting, or, if the election of directors shall not be held at that annual meeting or any adjournment thereof, until the adjournment of the special meeting of the shareholders for the election of directors held thereafter as provided in Section 1.1 of Article 1 of these regulations, or the taking by the shareholders of action in writing in lieu of such a meeting, and until his/her successor is elected and qualified.

2.6

Resignations.

Any director may resign by giving written notice to the president or the secretary of the Corporation.  Such resignation shall take effect at the time specified therein.  Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

2.7

Vacancies.

A vacancy in the board of directors may be filled by a majority vote of the remaining directors until the shareholders hold an election to fill the vacancy.  Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been temporarily filled by the remaining directors) at any shareholders’ meeting called for that purpose.

2.8

Bylaws, etc.

The board of directors may adopt a Code of Bylaws to govern the transaction of its business, which Bylaws shall be in accordance with and not conflict with Ohio law, the Articles of Incorporation and these regulations.

2.9

Quorum and Manner of Acting.

A majority of the number of directors fixed in or established pursuant to Section 2.2 as at the time of any meeting of the board of directors, must be present either in person or by means of communications equipment at such meeting in order to constitute a quorum for the transaction of business.  Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this section shall constitute presence at such meeting.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.  In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is had.  Notice of an adjourned meeting need not be given.  The directors shall act only as a board.  Individual directors shall have no power as such.

2.10

Removal of Directors.

Any directors may be removed, either with or without cause, at any time, by the affirmative vote of a majority in voting power of the shareholders of record of the Corporation entitled to vote, taken at a special meeting of the shareholders called for that purpose. The vacancy in the board of directors caused by any such removal may be filled by the shareholders at such meeting.

2.11

Action in Writing in Lieu of Meeting.

Any action which, by virtue of any provision of the laws of Ohio, the Articles of Incorporation, or these regulations, may be taken at a meeting of the directors, may be taken without a meeting if authorized by a writing signed by all the directors.

2.12

Committees.

The board of directors may designate to serve on an executive committee, an audit committee, a loan committee, a proxy committee, a compensation committee, and such other committees as the directors may from time to time deem appropriate, each such committee to be composed of not fewer than three directors.  The responsibilities of such committees shall be as authorized by the board of directors from time to time.

2.13

[Intentionally left blank.]

ARTICLE 3

Officers

3.1

Number and Titles.

The officers of the Corporation shall be a president, one or more vice presidents, if needed, a treasurer, one or more assistant treasurers, if needed, a secretary, and one or more assistant secretaries, if needed.  There will, in addition, be a chairman of the board. Furthermore, if there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish them as to their functions or their order.  Any person may hold two or more offices and perform the duties thereof, except that no person may be a vice president while he/she is president, and no person may at the same time be treasurer and an assistant treasurer or secretary and an assistant secretary.  The board of directors shall have the discretion to determine from time to time the number of vice presidents the Corporation shall have, whether or not assistant treasurers and assistant secretaries are needed, and, if so, the number of assistant treasurers and assistant secretaries the Corporation shall have.

3.2

Election, Terms of Office, Qualifications, and Compensation.

The officers shall be elected by the board of directors.  Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The qualifications of all other officers shall be such as the board of directors may establish.  The board of directors shall fix the compensation of each officer, if any.

3.3

Additional Officers, Agents, Etc.

In addition to the officers mentioned in Section 3.1, the Corporation may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as the board may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, agents, or committees.  In the absence of any officer, or for any other reason, the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them of such officer to any other officer, or to any director.

3.4

Removal.

Any officer may be removed, either with or without cause, at any time, by the board of directors.

3.5

Resignations.

Any officer may resign at any time by giving written notice to the board of directors, the president, or the secretary.  Any such resignation shall take effect at the time specified therein.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.6

[Intentionally left blank.]

3.7

Powers, Authority, and Duties of Officers.

Officers of the Corporation shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in the other sections of this Article 3.

3.8

The Chairman of the Board.

The chairman of the board, if and while there be an incumbent of the office, shall preside at all meetings of the board and of the shareholders, appoint all special and other committees unless otherwise ordered by the board, confer with and advise all other officers of the Corporation, and perform such other duties as may be delegated to him/her from time to time by the board.

3.9

The President.

If and while there is no incumbent of the office of chairman of the board, and during the absence or disability of the chairman of the board, the president shall have the duties and authority specified above in Section 3.8.  Subject to the control of the board of directors, the president shall superintend and manage the business of the Corporation; coordinate and supervise the work of its other officers, except the chairman of the board; employ, direct, fix the compensation of, discipline, and discharge its personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the Corporation’s business.  He/she may sign, execute, and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts, and other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him/her in the ordinary conduct of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these regulations or by the board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent.  He/she shall, in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him/her by the board of directors.

3.10

The Vice Presidents.

The vice presidents shall perform such duties as may be assigned to them, individually or collectively, by the board of directors or by the president.  In the absence or disability of the president, one or more of the vice presidents may perform such duties of the president as the president or the board of directors may designate.

3.11

The Treasurer.

If required by the board of directors, the treasurer shall give bond for the faithful discharge of his/her duties in such penal sum and with such sureties as the board of directors shall determine.  He/she shall:

(a)

Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, all other indicia of title and valuable effects of the Corporation; receive and give receipts for monies payable to the Corporation from any sources whatsoever; deposit all monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by or pursuant to the directions of the board of directors; cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

(b)

Have the right to require from time to time reports or statements giving such information as he/she may desire with respect to any and all financial transactions of the Corporation from the officers, employees, or agents transacting the same;

(c)

Keep or cause to be kept, at the principal office or such other office or offices of the Corporation as the board of directors shall from time to time designate, correct records of the monies, business, and transactions of the Corporation, and exhibit those records to any director of the Corporation upon application at such office; and

(d)

Render to the board of directors or the chairman of the board or the president whenever requested an account of the financial condition of the Corporation and of all his/her transactions as treasurer and, as soon as may be after the close of each fiscal year, make and submit to the board of directors a like report for such fiscal year.

3.12

The Assistant Treasurers.

The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, or by the treasurer.  In the absence or disability of the treasurer, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.

3.13

The Secretary.

The secretary shall:

(a)

Keep the minutes of all meetings of the shareholders and of the board of directors in one or more books provided for that purpose;

(b)

See that all notices are duly given in accordance with these regulations or as required by law;

(c)

Be custodian of the corporate records;

(d)

Have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the Corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became the holder thereof;

(e)

Keep and have charge of the original or duplicate stock ledger provided for below in Article 5;

(f)

Exhibit at all reasonable times to any director the aforesaid records of the issue, transfer, and registration of such certificates, upon application at the place where those records are kept;

(g)

Have available at each shareholders’ meeting the list or lists required by Section 1.13 above, certified by the officer or agent in charge of the transfer of shares;

(h)

Sign (or see that the treasurer or other proper officer of the Corporation thereunto authorized by the board of directors signs), with the president or vice president, certificates for shares in the Corporation;

(i)

See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

(j)

In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the board of directors or the president.

3.14

The Assistant Secretaries.

The assistant secretaries shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, or by the secretary.  In the absence or disability of the secretary, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the president, or the board of directors may designate.

ARTICLE 4

Shares and Their Transfer

4.1

Certificates for Shares.

Every owner of one or more shares in the Corporation shall be entitled to a certificate or certificates, which shall be in such form as the board of directors prescribes, certifying the number and class of paid-up shares in the Corporation owned by him/her/it.  The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the president or any vice president and by the secretary, any assistant secretary, treasurer, or any assistant treasurer.  A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled, except in cases provided for below in Section 4.4.

4.2

Transfer of Shares.

Transfers of shares in the Corporation shall be made only on the books of the Corporation by the registered holder thereof, his/her/its legal guardian, executor, or administrator, or by his/her/its attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for such shares.  The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed owner thereof for all purposes as regards the Corporation.

4.3

Regulations.

The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with Ohio law, the Articles of Incorporation and these regulations, concerning the issue, transfer, and registration of certificates for shares.  Any such rules and regulations, to be effective, shall be incorporated in the Code of Bylaws.  It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

4.4

Lost, Destroyed, and Mutilated Certificates.

If any certificate for shares becomes worn, defaced, or mutilated but is still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order it canceled, and a new certificate issued in lieu of it.  The holder of any shares shall promptly notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition.  The board of directors may require the owner of the certificate which is alleged to have been lost, destroyed, or mutilated beyond recognition, or his/her/its legal representative, to give the Corporation a bond with such surety or sureties, and in such penal sum, as it may direct, to indemnify the Corporation and its directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost, destroyed, or mutilated certificate.  The board of directors may, however, refuse to issue any such new certificate except pursuant to legal proceedings under the laws of Ohio.

ARTICLE 5

Examination of Books by Shareholders

The board of directors may make reasonable rules prescribing under what conditions and regulations the books, records, accounts, and documents of the Corporation, or any of them, shall be open to the inspection of the shareholders.  No shareholder shall be denied any right to inspect any book, record, account, or document of the Corporation which is conferred by Section 1701.37 of the Ohio Revised Code or any other Ohio law.  An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the examination of every shareholder at the principal office or place of business of the Corporation in the State of Ohio.

ARTICLE 6

Dividends, Surplus, Etc.

Subject to the provisions of the Articles of Incorporation and of these regulations, and to the extent and as permitted by Section 1701.33 of the Ohio Revised Code or any future statute of like tenor or effect, the board of directors may declare dividends upon the shares in the Corporation whenever and in such amounts as the condition of the affairs of the Corporation render advisable.  The board of directors at any time may, to the extent permitted by law, cause the Corporation to purchase or acquire any of its shares in accordance with law, or any of its bonds, debentures, notes, scrip, or other securities or evidences of indebtedness.  The board of directors shall not, however, declare dividends or purchase or acquire any shares of the Corporation unless such dividend or purchase or acquisition will not breach any contract or covenant of the Corporation, and it is reasonably believed that after such dividend or purchase or acquisition, the Corporation will be able to pay its obligations as they become due in the usual course of its affairs, and such dividend or purchase or acquisition will not cause the assets of the Corporation to be less than its liabilities.  From time to time, the board may set aside from or create against annual net profits or assets in excess of the Corporation’s liabilities such sum or sums as the board may deem proper, as reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation.  All net profits and assets in excess of liabilities until actually declared in dividends, or used and applied for the purposes set out in this Article 6, shall be deemed to have been so set aside by the board of directors for one or more of said purposes.

ARTICLE 7

Seal

The board of directors may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the word “Seal”.

ARTICLE 8

Amendment of Regulations

These regulations may be amended or added to, or repealed and superseded by new Regulations, at any annual or special meeting of shareholders in the notice (or waivers of notice) of which the intention to consider such amendment, addition, or repeal is stated, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

APPENDIX D

12 U.S.C. 215a

§ 215a.  Mergers of national banks or State banks into national banks

(a) Approval of Comptroller, board and shareholders; affiliation agreement; notice; capital stock; liability of receiving association.   One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this Act [ et seq.], may merge into a national banking association located within the same State, under the charter of the receiving association. The affiliation agreement shall--
   (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;
   (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State bank;
   (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and
   (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(b) Dissenting shareholders.   If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) Valuation of shares.   The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Application to shareholders of merging associations: Appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law.   If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

(e) Status of receiving association; property rights and interests vested and held as fiduciary.   The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

(f) Removal as fiduciary; discrimination.   Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.

(g) Issuance of stock by receiving association; preemptive rights.   Stock of the receiving association may be issued as provided by the terms of the affiliation agreement, free from any preemptive rights of the shareholders of the respective merging banks.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Midwest Bancshares, Inc.'s charter documents provide that the corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or of another corporation if serving at the request of Midwest Bancshares.  In general, Ohio law provides that a corporation may indemnify such persons against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with such suits, actions or proceedings if the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that in the case of an action by or in the name of the claim or issue as to which such person has been adjudged to be liable to negligence or misconduct unless and to the extent that the court in which the action was brought holds that indemnification is warranted.

Item 21.  Exhibits

The following Exhibits are included as part of this Registration Statement.

Exhibit No.	Description
2	Agreement and Plan of Reorganization*
3(i)	Articles of Incorporation*
3(ii)	Regulations*
5	Opinion and Consent of Dinsmore & Shohl LLP
13	Annual Report to Security Holders of FNB Wellston
23.1	Opinion and Consent of Dinsmore & Shohl LLP
23.2	Consent of Dixon, Davis, Bagent & Company
99	Form of Proxy

*  Filed as an Appendix to the Proxy Statement/Prospectus

Item 22.  Undertakings.

As the offering herein described is an offering under Rule 415 of the Securities Act of 1933, the undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering granted may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.(6) The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

INDEX OF EXHIBITS

Exhibit No.	Description
2	Agreement and Plan of Reorganization*
3(i)	Articles of Incorporation*
3(ii)	Regulations*
5 and 23.1	Opinion and Consent of Dinsmore & Shohl LLP
13	Annual Report to Security Holders of FNB Wellston
23.2	Consent of Dixon, Davis, Bagent & Company
99	Form of Proxy

*  Filed as an Appendix to the Proxy Statement/Prospectus

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wellston, State of Ohio on this 21st day of September, 2007.

MIDWEST BANCSHARES, INC.

By: /s/ Eric Emmert

Eric Emmert, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date

Principal Executive Officer

/s/ Eric Emmert

September 21, 2007

Eric Emmert

Principal Financial Officer

/s/ Eric Emmert

September 21, 2007

Eric Emmert

Principal Accounting Officer

/s/ Eric Emmert

September 21, 2007

Eric Emmert

Directors:

/s/ Robert W. Willis

September 21, 2007

Robert W. Willis

/s/ Randall R. Adams

September 21, 2007

Randal R. Adams

/s/ Richard H. Billman II

September 21, 2007

Richard H. Billman II

/s/ Earl E. Fout

September 21, 2007

Earl E. Fout

/s/ Lawrence W. Heiser

September 21, 2007

Lawrence W. Heiser

/s/ Eric Emmert

September 21, 2007

Eric Emmert